Exhibit 10.6


[BANK OF AMERICA LOGO]                                [UBS INVESTMENT BANK LOGO]

                                                           EXECUTION COUNTERPART


================================================================================
                                               Published CUSIP Number: 16133VAA5

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                          Dated as of August 15, 2006

                                      among

                                 CHARTERMAC and
                            CHARTER MAC CORPORATION,
                                as the Borrowers,

            CHARTERMAC CAPITAL COMPANY, LLC, CHARTERMAC CAPITAL LLC,
                CM ARCAP INVESTORS LLC, ARCAP INVESTORS, L.L.C.,
            ARCAP REIT, INC., CM HOLDING TRUST, CM HOLDING TRUST II,
               ARCAP SERVICING, INC. and ARCAP FINANCE CORPORATION
            and other named entities party hereto from time to time,
                                 as Guarantors,

         BANK OF AMERICA, N.A. and UBS LOAN FINANCE LLC, and other named entities party hereto from time to time, as Lenders,

                  BANK OF AMERICA, N.A. and UBS SECURITIES LLC,
                                   as Agents,

                                       and

                              BANK OF AMERICA, N.A.
        as Issuing Bank and Swingline Lender, and as Administrative Agent
                            on behalf of the Lenders

                                *   *   *   *   *

                         BANC OF AMERICA SECURITIES, LLC
                             and UBS SECURITIES LLC,
                 as Joint Lead Arrangers and Joint Book Managers

================================================================================


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                                Table of Contents
                                -----------------

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                                                                            ----

1.  DEFINITIONS AND RULES OF INTERPRETATION....................................1
    1.1   Definitions..........................................................1
    1.2   Rules of Interpretation.............................................22
2.  REVOLVING LOANS AND TERM LOAN.............................................23
    2.1   Revolving Loans.....................................................23
          2.1.1     Commitments to Make Revolving Loans.......................23
          2.1.2     Extension of Revolver Maturity Date.......................23
          2.1.3     Unused Facility Fee.......................................24
          2.1.4     Revolving Notes...........................................24
          2.1.5     Interest on Revolving Loans...............................24
          2.1.6     Requests for Revolving Loans..............................25
    2.2   Term Loan...........................................................26
          2.2.1     Commitments to Make Term Loan.............................26
          2.2.2     Term Notes................................................27
          2.2.3     Interest on Term Loan.....................................27
    2.3   Types of Loans: Conversion and Continuation Options.................27
          2.3.1     Conversion to Different Type of Loan......................27
          2.3.2     Continuation of Type of Loan..............................28
          2.3.3     LIBOR Rate Loans..........................................28
          2.3.4     Notification by Borrowers.................................28
          2.3.5     Amounts, Etc..............................................28
    2.4   Swingline Loans.....................................................29
          2.4.1     Swingline Commitment......................................29
          2.4.2     Swingline Loan Borrowing Procedure........................29
          2.4.3     Prepayment................................................29
          2.4.4     Participations............................................29
    2.5   Accordion Option....................................................30
          2.5.1     Accordion Option to Increase the Revolving Credit Limit...31
          2.5.2     Accordion Option to Increase the Term Loan................31
    2.6   Reduction of Commitments............................................31
3.  USE OF PROCEEDS...........................................................32
    3.1   Use of Proceeds.....................................................32
          3.1.1     Use of Revolving Loans and Swingline Loans................32
          3.1.2     Use of Term Loan..........................................32
4.  REPAYMENT OF REVOLVING LOANS AND TERM LOAN................................33
    4.1   Revolving Loans.....................................................33
          4.1.1     Maturity..................................................33
          4.1.2     Optional Repayments of Revolving Loans....................33
    4.2   Term Loan...........................................................33
          4.2.1     Amortization of Term Loan.................................33
          4.2.2     Mandatory Prepayments of Term Loan........................33
          4.2.3     Application of Mandatory Repayments.......................34


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                                Table of Contents
                                -----------------
                                   (continued)

                                                                            Page
                                                                            ----

          4.2.4     Optional Prepayments of Term Loan.........................34
    4.3   Swingline Loans.....................................................35
5.  LETTERS OF CREDIT.........................................................35
    5.1   Letter of Credit Commitments........................................35
          5.1.1     Commitment to Issue Letters of Credit.....................35
          5.1.2     Letter of Credit Applications.............................36
          5.1.3     Terms of Letters of Credit................................36
          5.1.4     Letter of Credit Participation of Lenders.................37
          5.1.5     Participations of Lenders.................................37
    5.2   Reimbursement Obligation of the Borrowers...........................37
    5.3   Letter of Credit Payments...........................................38
    5.4   Obligations Absolute................................................39
    5.5   Reliance by Issuer..................................................39
    5.6   Letter of Credit Fees...............................................39
6.  CERTAIN GENERAL PROVISIONS................................................40
    6.1   Fees................................................................40
          6.1.1     Administrative Agent's Fee................................40
          6.1.2     Closing Fees..............................................40
    6.2   Payments to Administrative Agent....................................40
    6.3   No Offsets, Taxes Etc...............................................40
          6.3.1     No Offsets................................................40
          6.3.2     Other Taxes...............................................40
          6.3.3     Indemnification...........................................41
          6.3.4     Non-U.S. Lenders..........................................41
          6.3.5     U.S. Lenders..............................................42
          6.3.6     Pre-Existing Withholding Requirements.....................42
          6.3.7     Mitigation................................................42
          6.3.8     Refunds...................................................43
          6.3.9     Evidence of Payment.......................................43
          6.3.10    Survival..................................................43
    6.4   Computations........................................................43
    6.5   Interest Limitation.................................................44
    6.6   Inability to Determine LIBOR Rate...................................44
    6.7   Illegality..........................................................44
    6.8   Additional Costs, Etc...............................................45
          6.8.1     Taxes.....................................................45
          6.8.2     Reserves..................................................45
          6.8.3     Other Costs...............................................45
    6.9   Capital Adequacy....................................................46
    6.10  Certificate.........................................................46
    6.11  Mitigation Obligations; Replacement of Lenders......................46
          6.11.1    Designation of a Different Lending Office.................46
          6.11.2    Replacement of Lenders....................................47


                                     - ii -

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                                Table of Contents
                                -----------------
                                   (continued)

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                                                                            ----

          6.11.3    Survival..................................................47
    6.12  Indemnity...........................................................47
    6.13  Interest After Event of Default.....................................47
    6.14  Replacement of Lenders..............................................47
7.  CONDITIONS PRECEDENT......................................................48
    7.1   Documents...........................................................48
    7.2   Other Conditions Precedent to any Loans.............................48
8.  REPRESENTATIONS AND WARRANTIES............................................49
    8.1   Financial Information...............................................49
    8.2   Litigation..........................................................50
    8.3   Good Title and No Liens.............................................50
    8.4   Franchise, Patents, Copyrights, Etc.................................50
    8.5   Entity Matters......................................................50
          8.5.1     Organization..............................................50
          8.5.2     Ownership.................................................51
          8.5.3     Taxpayer Identification Numbers...........................51
          8.5.4     Equity Interests..........................................51
    8.6   Authorization.......................................................51
    8.7   Valid and Binding...................................................52
    8.8   Deferred Compensation and ERISA.....................................52
    8.9   No Materially Adverse Contracts, Etc................................52
    8.10  Compliance With Other Instruments, Laws, Etc........................53
    8.11  Tax Status..........................................................53
    8.12  Holding Company and Investment Company Acts.........................53
    8.13  Certain Transactions................................................53
    8.14  Loan Documents......................................................53
    8.15  Regulations U and X.  ..............................................53
    8.16  Solvency............................................................54
    8.17  No Material Change; No Default......................................54
    8.18  Insurance...........................................................54
    8.19  Use of Proceeds.....................................................54
    8.20  Labor Matters.......................................................54
    8.21  Exchange Listing....................................................54
    8.22  No Broker or Finder.................................................54
    8.23  Information True, Complete and Not Misleading.......................55
9.  AFFIRMATIVE COVENANTS.....................................................55
    9.1   Punctual Payment....................................................55
    9.2   Maintenance of Location and Office..................................55
    9.3   Organizational Number...............................................55
    9.4   Records and Accounts................................................55
    9.5   Delivery of Financial Statements and Notices........................55
          9.5.1     Financial Statements, Reports, Etc........................55
          9.5.2     Notices...................................................57


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


                                Table of Contents
                                -----------------
                                   (continued)

                                                                            Page
                                                                            ----

          9.5.3     True, Accurate and Complete Financial Statements..........58
    9.6   Existence; Conduct of Business......................................58
          9.6.1     Statutory Trusts..........................................58
          9.6.2     Corporations..............................................58
          9.6.3     Limited Liability Companies...............................59
    9.7   Insurance...........................................................59
    9.8   Taxes and Trade Debt................................................59
    9.9   Compliance with Laws, Contracts, Licenses, and Permits..............59
    9.10  Indemnification Against Payment of Brokers' Fees....................60
    9.11  Fiscal Year.........................................................60
    9.12  Place for Records; Inspection.......................................60
    9.13  Replacement Documentation...........................................60
    9.14  Further Assurances..................................................60
    9.15  Guaranties..........................................................60
    9.16  Additional Information..............................................60
    9.17  Exchange Listing....................................................61
    9.18  CAD Covenant; Additional Guarantors and Pledged Entities............61
          9.18.1    CAD Covenant..............................................61
          9.18.2    Additional Guarantors or Pledged Entities.................61
    9.19  Issuer Trust Preferred Shares Covenants.............................61
    9.20  Ownership of CM Corp., Guarantors and Pledged Entities..............61
10. NEGATIVE COVENANTS; FINANCIAL COVENANTS...................................62
    10.1  Liens...............................................................62
          10.1.1    Affordable Housing Syndications...........................63
          10.1.2    Governmental Charges......................................63
          10.1.3    Liens Contemplated Hereby.................................63
          10.1.4    CMCC Mortgage Warehouse Line..............................63
          10.1.5    ARCap.....................................................63
          10.1.6    Existing Liens............................................63
          10.1.7    Mechanics Liens, etc......................................63
          10.1.8    Pledges & Deposits........................................63
          10.1.9    Bids......................................................63
          10.1.10   Easements.................................................64
          10.1.11   Judgments.................................................64
          10.1.12   Purchase Money............................................64
          10.1.13   Precautionary UCC Financing Statements....................64
          10.1.14   Set-Off...................................................64
          10.1.15   Licenses..................................................64
    10.2  Double Negative Pledge..............................................64
          10.2.1    Negative Pledge...........................................64
          10.2.2    Double Negative Pledge....................................64
    10.3  Indebtedness........................................................64
          10.3.1    Borrowers, Guarantors and Pledged Entities................64


                                     - iv -

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                                Table of Contents
                                -----------------
                                   (continued)

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                                                                            ----

          10.3.2    CHC and CM Corp...........................................65
          10.3.3    CHC.......................................................65
          10.3.4    CM Corp...................................................66
          10.3.5    ARCap.....................................................66
          10.3.6    Issuer Trust..............................................66
    10.4  Merger; Ownership Interests; Sale of Assets.........................66
          10.4.1    Mergers, Consolidations and Asset Sales...................66
          10.4.2    Other Asset Transfers.....................................67
    10.5  Loans, Guarantees and Investments...................................67
    10.6  Distributions Prior to Default......................................67
    10.7  Distributions After Default.........................................67
          10.7.1    CHC.......................................................67
          10.7.2    Guarantors and Pledged Entities...........................67
    10.8  Affiliate Indebtedness..............................................68
    10.9  Purchase of Margin Stock............................................68
    10.10 Transactions with Affiliates........................................68
    10.11 Amendment to Governing Documents....................................68
    10.12 Business Lines......................................................68
    10.13 Competing Businesses................................................68
    10.14 Consolidated Tangible Net Worth.....................................69
    10.15 Adjusted CAD to Fixed Charges Ratio.................................69
    10.16 Minimum CAD.........................................................69
    10.17 Funded Debt to Adjusted CAD Ratio...................................69
11. DEFAULT...................................................................69
    11.1  Events of Default...................................................69
          11.1.1    Failure to Pay............................................69
          11.1.2    Failure to Perform........................................69
          11.1.3    Breach of Representation or Warranty......................70
          11.1.4    Failure to Pay Other Indebtedness.........................70
          11.1.5    Insolvency................................................70
          11.1.6    Involuntary Proceedings...................................70
          11.1.7    Judgments.................................................70
          11.1.8    Cancellation of Loan Documents............................71
          11.1.9    ERISA.....................................................71
          11.1.10   Indictment................................................71
          11.1.11   Material Adverse Change...................................71
    11.2  Remedies Upon Event of Default......................................71
          11.2.1    Accelerate Debt...........................................71
          11.2.2    Pursue Remedies...........................................71
          11.2.3    Power of Attorney.........................................72
    11.3  Written Waivers.....................................................72
    11.4  Allocation of Proceeds..............................................72
    11.5  Performance by the Administrative Agent.............................73


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                                Table of Contents
                                -----------------
                                   (continued)

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    11.6  Rights Cumulative...................................................73
12. SETOFF....................................................................73
13. THE ADMINISTRATIVE AGENT..................................................74
    13.1  Authorization.......................................................74
          13.1.1    Authorization to Act......................................74
          13.1.2    Independent Contractor....................................74
          13.1.3    Representative............................................75
          13.1.4    Regarding Collateral......................................75
    13.2  Employees, Advisors and the Administrative Agent....................75
    13.3  No Liability........................................................75
    13.4  No Representations..................................................76
          13.4.1    General...................................................76
          13.4.2    Closing Documentation, Etc................................76
    13.5  Payments............................................................76
          13.5.1    Payments to Administrative Agent..........................76
          13.5.2    Distribution by Administrative Agent......................77
          13.5.3    Delinquent Lenders........................................77
          13.5.4    Indemnity.................................................77
    13.6  Administrative Agent as Lender and Issuing Bank.....................78
    13.7  Resignation.........................................................78
    13.8  Notification of Defaults............................................79
    13.9  Duties in the Case of Enforcement...................................79
    13.10 Administrative Agent May File Proofs of Claim.......................79
14. EXPENSES..................................................................80
15. INDEMNIFICATION...........................................................81
16. SURVIVAL OF COVENANTS, JOINT AND SEVERAL OBLIGATIONS, ETC.................82
    16.1  Survival............................................................82
    16.2  Joint and Several Obligations.......................................82
17. ASSIGNMENT AND PARTICIPATION..............................................82
    17.1  General Conditions..................................................82
    17.2  Assignments.........................................................83
          17.2.1    Minimum Assignments.......................................83
          17.2.2    Deliverables..............................................83
          17.2.3    Joinder...................................................83
    17.3  Register; Accounts..................................................83
    17.4  Participations......................................................84
    17.5  Payments to Participants............................................84
    17.6  Miscellaneous Assignment Provisions.................................84
    17.7  Assignee or Participant Affiliated with CHC.........................85
    17.8  Recordation in Register.............................................85
18. NOTICES, ETC..............................................................85
19. GOVERNING LAW; JURISDICTION; VENUE........................................86
20. HEADINGS..................................................................86


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                                Table of Contents
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                                   (continued)

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21. COUNTERPARTS..............................................................87
22. ENTIRE AGREEMENT, ETC.....................................................87
    22.1  Entire Agreement....................................................87
    22.2  Additional Guarantors and Pledged Entities..........................87
23. CONSENTS, AMENDMENTS, WAIVERS, ETC........................................87
    23.1  General Rule........................................................87
          23.1.1    Affected Lenders..........................................87
          23.1.2    All Lenders...............................................88
          23.1.3    Administrative Agent, Issuing Bank and Swingline Lender...88
          23.1.4    Upon Change in Administrative Agent, Swingline Lender or
                    Issuing Bank..............................................88
    23.2  Waivers.............................................................89
    23.3  Reasonable Cooperation by Creditor Parties..........................89
24. SEVERABILITY..............................................................89
25. CONFIDENTIALITY...........................................................89
    25.1  Confidentiality.....................................................89
    25.2  Definition of Information...........................................90
    25.3  Compliance Standard.................................................90
    25.4  Intralinks and Public Lenders.......................................90
26. USA PATRIOT ACT...........................................................91
27. NO ADVISORY OR FIDUCIARY RESPONSIBILITY...................................91
28. DESIGNATION OF PERMITTED LIENS............................................92
29. WAIVER OF JURY TRIAL......................................................92

                             Exhibits and Schedules
                             ----------------------

Exhibits
--------

Ex. 1.1A         Applicable Margin
Ex. 1.1B         Form of Guaranty
Ex. 1.1C         Form of Pledge Agreement
Ex. 1.1D         Risk-Adjusted Contingent Liabilities
Ex. 2.1.4        Form of Revolving Note
Ex. 2.1.6        Form of Revolving Loan Request
Ex. 2.2.2        Form of Term Note
Ex. 2.3.1        Form of Conversion or Continuation Request
Ex. 2.4.2        Form of Swingline Loan Request
Ex. 6.3.4        Form of Non-U.S. Lender Certificate
Ex. 7.1          Closing Checklist
Ex. 9.5.1(c)     Form of Compliance Certificate
Ex. 17.2.2       Form of Assignment and Acceptance

Schedules
---------

Schedule 1       Guarantors and Pledged Entities
Schedule 2       Lender Register
Schedule 3       Administrative Agent's Office
Schedule 3.1.1   Repayment Obligations and Use of Proceeds
Schedule 4       List of Competitors
Schedule 8.2     Litigation
Schedule 8.3     Permitted Liens
Schedule 8.5.1   Organization
Schedule 8.5.2   Ownership
Schedule 8.5.3   Tax Payer Identification Numbers
Schedule 8.5.4   Rights with Respect to Equity Interests
Schedule 8.13    Related Party Transactions
Schedule 10.3.1  Permitted Indebtedness

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Credit Agreement") dated as of August 15, 2006 is among CHARTERMAC ("CHC") and CHARTER MAC CORPORATION ("CM Corp.") (each, a "Borrower," and, collectively, the "Borrowers"); those Persons (as defined below) listed as Guarantors on Schedule 1 hereto as of the date hereof and from time to time (each, a "Guarantor," and, collectively, the "Guarantors"); BANK OF AMERICA, N.A. and UBS LOAN FINANCE LLC (collectively, the "Initial Lenders"); THE OTHER LENDERS party hereto as listed on Schedule 2 from time to time (collectively, with the Initial Lenders, the "Lenders"); and BANK OF AMERICA, N.A., as Administrative Agent (as defined below), as Swingline Lender (the "Swingline Lender") and as Issuing Bank (the "Issuing Bank"); and BANK OF AMERICA, N.A. and UBS SECURITIES LLC as Agents (the "Agents").

The parties hereto agree as follows:

          1.   DEFINITIONS AND RULES OF INTERPRETATION.
               ---------------------------------------

     1.1 Definitions. The following terms shall have the meanings set forth in this Section or elsewhere in the provisions of this Credit Agreement referred to below:

Accordion Option. The option of the Borrowers exercised in accordance with the terms of Section 2.5 to increase either the Revolving Credit Limit or the Term Loan Limit, or both, (and, as a result, the Total Credit Amount) by up to $200,000,000 in the aggregate.

Adjusted CAD. The amount measured as of the last day of the applicable period derived from (A) CHC's CAD, plus (B) interest expense on Funded Debt, plus (C) any unused facility fees on Funded Debt, plus (D), to the extent deducted in order to determine net income, preferred dividends paid, accrued or allocated to the 4.4% Convertible CRA Shares.

Adjustment Date. The first day of the month immediately following the date on which a Compliance Certificate is to be delivered by the Borrowers pursuant to
Section 9.5.1(c).

Administrative Agent. Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

Administrative Agent's Fee. See Section 6.1.1.

Administrative Agent's Office. The Administrative Agent's address and, as appropriate, account as set forth on Schedule 3, or at such other location as the Administrative Agent may designate to the Borrowers and the Lenders from time to time.

Advisory Services. See Section 27.

Affiliate. As to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For the purposes of this definition,

"control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as applied to any Person, means directly or indirectly possessing the power (i) to vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by agreement, or otherwise. Notwithstanding the foregoing, AMAC shall not be considered an Affiliate of the Borrowers, the Guarantors, Pledged Entities or any of their Subsidiaries in the event that AMAC would be an Affiliate of any such Persons solely because any such Persons possess by agreement the power to direct or cause the direction of the management or policies of AMAC.

Agents. Collectively, Bank of America and UBS Securities LLC.

AMAC. American Mortgage Acceptance Company, a Massachusetts business trust.

Applicable Law. All applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date, the Applicable Margin applicable to the Loans shall be as set forth on Exhibit 1.1A.

Approved Fund. Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

ARCap. ARCap Investors, L.L.C., a Delaware limited liability company.

ARCap Acquisition. The consummation of the acquisition in accordance with the terms of and as contemplated by the ARCap Acquisition Agreement.

ARCap Acquisition Agreement. That certain Securities Purchase Agreement, dated on or about the date hereof, among ARCap, the members of ARCap selling their Capital Stock, ARCap REIT, Inc., AI Sellers Representative, L.L.C., CHC, CM Corp. and CM ARCap Investors LLC, as the same may be amended or modified with the prior written consent of the Administrative Agent.

Arrangers. Banc of America Securities, LLC and UBS.

Asset Sale Proceeds. Proceeds realized from any one transaction or series of related transactions in which CHC or any of its Subsidiaries conveys, sells or otherwise disposes of (a) any of the Equity Collateral, or (b) any substantial portion of any business unit of any of the Borrowers, the Guarantors or any Pledged Entity. Asset Sale Proceeds expressly exclude the proceeds from any sale of: (i) any Capital Stock in any low income housing tax credit projects or pre-sold mortgage loans in the ordinary course of business consistent with past practices; (ii) any assets in the ordinary course of business consistent as to volume and type of assets with past practices, including in connection with a securitization; (iii) any assets transferred in exchange for either like assets or assets of a type typically held by such seller under any of the Permitted Businesses;

or (iv) any assets where such proceeds are reinvested within one hundred eighty (180) days of such sale (or within three hundred sixty five (365) days of such sale if a contract is executed and delivered within one hundred eighty (180) days of such sale) in either like assets or assets of a type typically held by such seller under any of the Permitted Businesses. Asset Sale Proceeds shall be net of (w) reasonable costs and expenses of effecting such sale (including, without limitation, reasonable legal and brokerage fees to Persons that are not Affiliates of CHC); (x) repayment of Indebtedness secured solely by, and incurred in connection with the acquisition of, the asset disposed of; (y) any income or gains tax due and payable arising out of such sale; and (z) reasonable purchase price reserves (until such time as any portion of such reserves are released to CHC or its Subsidiary).

Assignment and Acceptance. See Section 17.2.2.

Balance Sheet Date.  See Section 8.1.

Bank of America. Bank of America, N.A., and its successors.

Base Rate. For any day, a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loans. All or any portion of the Revolving Loans, Swingline Loans or the Term Loan bearing interest calculated by reference to the Base Rate.

Book Managers.  Banc of America Securities, LLC and UBS.

Borrower and Borrowers. See the introductory paragraph to this Credit Agreement.

Borrower Materials.  See Section 25.4.

Business Day. Any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any LIBOR Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

CAD. Such amount for the period in question as identified and disclosed to the Administrative Agent and calculated in a manner substantively consistent with the calculation thereof in CHC's Filings immediately preceding the date of this Credit Agreement, plus (A) extraordinary losses for such period as determined in accordance with GAAP, minus (B) extraordinary gains for such period as determined in accordance with GAAP, minus (C) non-recurring income, minus (D) Investments, minus (E) any net income or so-called "cash available for distribution" recognized by any Subsidiary of CHC if and to the extent that such net income or cash available for distribution is not available for distribution to CHC.

CAD Covenant.  See Section 9.18.1.

Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing (including convertible debt instruments).

Cash Collateral.  See Section 4.2.3.

Cash Equivalents. (i) Securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii) Dollar denominated (or foreign currency fully hedged to the Dollar) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (or carrying an equivalent rating by a nationally recognized rating agency if both S&P and Moody's cease publishing ratings of commercial paper issuers generally) (an "Acceptable Rating"), in each case with maturities of not more than 364 days from the date of acquisition,
(iii) commercial paper and variable or fixed rate notes carrying an Acceptable Rating and maturing within twelve months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's and (vii) U.S. dollar denominated time and demand deposit accounts or money market accounts with those domestic banks meeting the requirements of item (y) or (z) of clause (ii) above and any other domestic commercial banks where such accounts are insured by the FDIC consistent with the FDIC's ordinary and customary practices.

Casualty Event. With respect to any property (including any interest in property) of either Borrower, any Guarantor or any of their respective Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which such Person receives insurance proceeds, proceeds of a condemnation award or other compensation.

Centerbrook. Centerbrook Financial LLC, a Delaware limited liability company through which CHC indirectly engages in the business of providing credit intermediation.

Change in Control. The occurrence of any of the following:

         (a) the occurrence of any events or circumstances such that any of CM Corp., any of the Guarantors or any of the Pledged Entities, either directly or indirectly, shall no longer be controlled by CHC.

         (b) as to CHC: (i) any merger or consolidation of CHC with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of CHC, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act) of the common shares representing a majority of the total voting power on a fully diluted basis of the aggregate outstanding securities of the transferee or surviving entity normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity; (ii) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act) of the common shares representing a majority of total voting power of the aggregate outstanding common shares of CHC normally entitled to vote in the election of directors of CHC; or (iii) during any period of 12 consecutive calendar months, individuals who were directors or trustees of CHC on the first day of such period (together with any new directors or trustees whose election by the board of directors or board of trustees of CHC or whose nomination for election by the stockholders of CHC was approved by a vote of a majority of the directors or trustees then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of CHC.

         (c) In the event that CM Corp. issues preferred Capital Stock creating rights to force any change in CM Corp.'s board of directors, if any, or management, similar to such rights arising under Issuer Trust Preferred Shares, the exercise of any such rights resulting in any such forced changes.

CharterMac Capital. CharterMac Capital LLC, a Delaware limited liability company (formerly known as Related Capital Company LLC).

CharterMac Capital Company. CharterMac Capital Company, LLC, a Delaware limited liability company.

CharterMac Mortgage Capital. CharterMac Mortgage Capital Corporation, a Delaware corporation.

CharterMac Residual Holder. CharterMac Residual Holder LLC, a Delaware limited liability company.

CHC.  CharterMac, a Delaware statutory trust.

CHC's Filings. Forms 10-Q and 10-K filed from time to time by CHC with the SEC.

Closing Date. The first date on which the conditions set forth in Section 7 have been satisfied, or waived in accordance with Section 23.

Closing Fees. See Section 6.1.2.

CMCC Mortgage Warehouse Line. That certain mortgage warehouse line pursuant to that certain Amended and Restated Mortgage Warehousing Credit and Security Agreement, dated as of March 18, 2005, among CharterMac Mortgage Capital, CharterMac Mortgage Partners Corp., Bank of America as agent, and the lenders party thereto (as such agreement may be amended or restated from time to time) and any replacement or additional facility on similar substantive terms and conditions.

CM Corp. Charter Mac Corporation, a Delaware corporation.

Code. The Internal Revenue Code of 1986, as amended.

Collateral. Collectively, the Equity Collateral and the Cash Collateral.

Commitment. With respect to each Lender, (a) the aggregate Dollar amount set forth on Schedule 2 hereto equal to the sum of (i) such Lender's Revolving Loan Commitment (including such Lender's commitment to participate in the issuance, extension, renewal and honoring of Letters of Credit issued for the account of either of the Borrowers), plus (ii) such Lender's Term Loan Commitment; or (b) if such Lender's Revolving Loan Commitment and Term Loan Commitment are terminated pursuant to the provisions hereof, zero. With respect to the Swingline Lender, the Swingline Commitment.

Commitment Percentage. With respect to each Lender, the percentage set forth on
Schedule 2 obtained by dividing (i) the sum of such Lender's Revolving Loan Commitment and Term Loan Commitment, by (ii) the aggregate Commitments of all Lenders.

Competitors. Persons that are in competition with the Borrowers that are listed on Schedule 4.

Compliance Certificate. See Section 9.5.1(c).

Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the named Person and its Subsidiaries, consolidated in accordance with GAAP.

Consolidated Tangible Net Worth. CHC's consolidated total shareholders equity as reported on CHC's balance sheet and calculated in a manner consistent with the manner calculated in CHC's Filings (which shall exclude all FIN 46R Entries), minus (A) all goodwill and intangible assets and minus (B) restricted cash or similar assets.

Continue, Continuation and Continued. Refers to the continuation of a Base Rate Loan or a LIBOR Rate Loan from one Interest Period to another Interest Period pursuant to Section 2.3.2.

Contractual Obligations. For any Person, any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which such Person is a party or by which it or any of its assets or properties is bound or to which it or any of its assets or properties is subject.

Conversion Request. A notice given by the Borrowers to the Administrative Agent of the Borrower's election to Convert or Continue a Base Rate Loan to a LIBOR Rate Loan, or vice versa, in accordance with Sections 2.3.1 and 2.3.2.

Convert, Conversion and Converted. Refers to the conversion of either a Base Rate Loan into a LIBOR Rate Loan or a LIBOR Rate Loan into a Base Rate Loan pursuant to Sections 2.3.1 and 2.3.2.

4.4% Convertible CRA Shares. CHC's 4.4% Convertible Community Reinvestment Act Preferred Shares described in CHC's Filings as filed with the SEC from time to time, and any and all shares of capital stock of CHC with similar characteristics and terms.

Covered Taxes.  See Section 6.3.1.

Credit Agreement. See the introductory paragraph to this Credit Agreement.

Creditor Parties. The Lenders, the Swingline Lender, the Administrative Agent and the Issuing Bank, or such group of such Persons as a context may suggest or require.

Daily Unused Amount.  See Section 2.1.3(d).

Default. Any event or circumstance which is either an Event of Default, or, with the giving of notice or the passage of time or both, will become an Event of Default.

Default Rate. An interest rate equal to (a) the Base Rate plus (b) 2% per annum, in all cases to the fullest extent permitted by applicable laws.

Delinquent Lender.  See Section 13.5.3.

Derivative Agreement. Any forward contract, futures contract, swap, option or other similar agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements).

Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of CHC or any Subsidiary of CHC, other than dividends payable solely in shares of common stock of CHC or such Subsidiary; the payment or prepayment of principal of, premium, if any, or interest on, or purchase, redemption, defeasance, retirement or other acquisition of with respect to any shares of any class of Capital Stock of CHC or any Subsidiary of CHC, directly or indirectly through a Subsidiary of such Person or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by CHC or any Subsidiary of CHC to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of CHC or any Subsidiary of CHC.

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Lending Office. Initially, the office of each Lender designated as such by notice to the Borrowers; thereafter, such other office of such Lender, if any, that shall be making or maintaining Base Rate Loans.

Drawdown Date. The date on which any Revolving Loan is made or is to be made, the date on which the Term Loan or any portion thereof is made, and the date on which any Revolving Loan or Term Loan, in accordance with Section 2.3, is Converted or Continued.

Eligible Assignee. Any Person who is: (i) a Lender; (ii) any Affiliate of a Lender or any Approved Fund that is, with respect to the Revolving Loan Commitments, approved by the Administrative Agent; and (iii) any other financial institution approved by the Administrative Agent and, with respect to the Revolving Loan Commitments and so long as no Event of Default is outstanding, the Borrowers; (each such approval not to be unreasonably withheld or delayed, and recognizing that it shall not be unreasonable for the Borrowers to withhold their approval of any Competitors).

Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA established, maintained or contributed to (including any plan to which an obligation to contribute exists) by the Borrower, any Guarantor or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

Equity Collateral. All of the Capital Stock in CM Corp., each of the Guarantors (other than CharterMac Capital Company), Issuer Trust (other than Issuer Trust Preferred Shares), CharterMac Residual Holder, ARCap 2004-RR3 Resecuritization, Inc., ARCap 2005-RR5 Resecuritization, Inc., and any other Persons listed on
Schedule 1 under Equity Collateral.

ERISA. The Employee Retirement Income Security Act of 1974 as amended, and regulations promulgated thereunder.

ERISA Affiliate. Any Person which is treated as a single employer with CHC or any Subsidiary of CHC under Section 414 of the Code.

ERISA Event. (i) A "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Guaranteed Pension Plan; (ii) the failure to meet the minimum funding standard of Code
Section 412 with respect to any Guaranteed Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Code Section 412(m) with respect to any Guaranteed Pension Plan or the failure to make any required contribution to a Multiemployer

Plan; (iii) the provision by the administrator of any Guaranteed
Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Borrower, Guarantor, Pledged Entity or ERISA Affiliate from any Guaranteed Pension Plan with two or more contributing sponsors or the termination of any such plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Guaranteed Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Guaranteed Pension Plan; (vi) the imposition of liability on any Borrower, Guarantor, Pledged Entity or ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by any Borrower, Guarantor, Pledged Entity or any ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Borrower, Guarantor, Pledged Entity or any ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission that could give rise to the imposition on any Borrower, Guarantor, Pledged Entity or any ERISA Affiliate of material fines, penalties, taxes or related charges under the Code in respect of any Employee Benefit Plan including without limitation, the occurrence of a prohibited transaction within the meaning of Code Section 4975, that would have a Material Adverse Effect; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against any Borrower, Guarantor, Pledged Entity or any ERISA Affiliate in connection with any such Employee Benefit Plan that would have a Material Adverse Effect; (x) receipt from the Internal Revenue Service of notice of the failure of any Guaranteed Pension Plan (or any other Employee Benefit Plan intended to be qualified under Code Section 401(a)) to qualify under Code Section 401(a), or the failure of any trust forming part of any Employee Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA to qualify for exemption from taxation under Code Section 501(a); or (xi) the imposition of a Lien pursuant to Code Section 401(a)(29) or 412(n) or pursuant to ERISA with respect to any Employee Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder, but excluding any event for which the 30 day notice requirement has been waived by applicable regulations of the PBGC.

Event of Default. See Section 11.1.

Excluded Taxes. With respect to the Administrative Agent, any Lender, the Swingline Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any Obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which either Borrower is located.

FDIC. The Federal Deposit Insurance Corporation.

Fee Letter. The fee letter, dated as of July 17, 2006, among the Borrowers, the Administrative Agent, the Initial Lenders and the Arrangers.

Fees. Collectively, the Letter of Credit Fees, the Administrative Agent's Fee, the Closing Fees and the Unused Facility Fee.

Fiscal Quarter(s). The approximately thirteen (13) or fourteen (14) week periods, the first of which shall commence on the first day of each Fiscal Year, and the second, third and fourth of which shall commence on the first day of April, July and October, respectively.

Fiscal Year. The period commencing on January 1 and ending on December 31 of each calendar year.

Fixed Charges. The amount measured as of the last day of the applicable period derived from (A) interest expense on Funded Debt that is due and payable during such applicable period, plus (B) the Unused Facility Fee and any other unused facility fees on Funded Debt, plus (C) scheduled principal payments of Funded Debt, plus (D) preferred dividends allocated, accrued or paid to any 4.4% Convertible CRA Shares.

Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

Funded Debt. The sum of the outstanding principal of (a) Revolving Loans plus
(b) the Term Loan, plus (c) the Special Servicing Line, plus (d) Senior Unsecured Indebtedness of CHC, plus (e) Subordinated Debt.

GAAP. Principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors, as in effect from time to time, and (ii) consistently applied with past financial statements of each Borrower, each Guarantor and their respective Subsidiaries adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than qualifications regarding changes in GAAP and as to normal year-end adjustments) as to financial statements in which such principles have been properly applied.

Governing Documents. With respect to any Person, its certificate or articles of incorporation, certificate of formation, certificate of trust, or, as the case may be, certificate of limited partnership, its by-laws, operating agreement, trust agreement or, as the case may be, partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

Governmental Authority. Any foreign, federal, state, provincial, regional, local municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

Government Obligations. See the definition of Cash Equivalents.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of
Section 3(2) of ERISA established, maintained, or contributed to (including any plan to which an obligation to contribute exists) by either Borrower, any Guarantor, any Pledged Entity or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guaranties. Those Guaranties executed by the Guarantors on or about the date hereof, or from time to time as contemplated hereby, substantially in form and content of Exhibit 1.1B, and otherwise in form and content reasonably satisfactory to the Administrative Agent, pursuant to which, among other things, each Guarantor jointly, severally and unconditionally guaranties the payment and performance in full of the Obligations.

Guarantor Note.  See Section 10.3.3(f).

Guarantors. See Schedule 1.

Holding Trust.  CM Holding Trust, a Delaware statutory trust.

Holding Trust II.  CM Holding Trust II, a Delaware statutory trust.

Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

         (a) every obligation of such Person for money borrowed;

         (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

         (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances, or similar facilities issued for the account of such Person;

         (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

         (e) every obligation of such Person under any capitalized lease;

         (f) every obligation of such Person under any synthetic lease;

         (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith;

         (h) every obligation of such Person to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock;

         (i) every obligation of such Person under any Derivative Agreement;

         (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law; and

         (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (1) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (2) any capitalized lease shall be the present value of the aggregate of the rentals obligation under such capitalized lease payable over the term thereof that is not subject to termination by the lessee, (3) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than CHC or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (4) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amounts, (5) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (6) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (7) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

Information. See Section 25.2.

Initial Lenders.  See the introductory paragraph to this Credit Agreement.

Intercompany Subordination Agreement. That certain Subordination Agreement, dated as of the date hereof, among the Borrowers, the Guarantors, the Pledged Entities and the Administrative Agent, which provides, inter alia, that all Indebtedness owing to another Borrower, Guarantor or Pledged Entity shall be subordinated to the full and final payment of the Obligations.

Interest Payment Date. (a) With respect to any outstanding Revolving Loans and, with respect to clause (a)(i) below, Swingline Loans (i) as to any Base Rate Loan, the first day of each calendar month (including the month immediately following the month which includes the Drawdown Date thereof) and the Revolver Maturity Date, and (ii) as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Revolver Maturity Date; and (b) with respect to the outstanding Term Loan (i) as to any Base Rate Loan, the first day of each calendar month (including the month immediately following the month which includes the Drawdown Date thereof), the Term Loan Maturity Date and any date on which any portion of the principal outstanding of the Term Loan is prepaid, and (ii) as to any LIBOR Rate Loan the last day of each Interest Period applicable to such Loan, the Term Loan Maturity Date and any date on which any portion of the principal outstanding of the Term Loan is prepaid; provided, however, that, with respect to any portion of the Revolving Loans or the Term Loan, if any Interest Period for a LIBOR Rate Loan exceeds three (3) months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

Interest Period. With respect to all or any relevant portion of each Revolving Loan or the Term Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan, each Business Day, and (ii) for any LIBOR Rate Loan 1, 2, 3, or 6 months, and if available to all Revolving Credit Lenders or Term Loan Lenders as the case may be, 12 months, and
(b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan or portion thereof and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

         (a) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

         (b) if the Borrowers fail to give notice as provided in Section 2.3, the Borrowers shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

         (c) any Interest Period relating to any LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

         (d) any Interest Period relating to any LIBOR Rate Loan that would otherwise extend beyond the applicable Maturity Date shall end on such Maturity Date.

Investments. The aggregate amount of capital expenditures, investments, loans, advances and acquisitions measured as of the last day of the applicable period less (A) cash on hand at the beginning of the applicable period, (B) proceeds of Funded Debt, (C) proceeds from equity issuances or other assets that would not be included in CAD for such period, and (D) proceeds of Permitted Indebtedness.

Issuer Trust. Charter Mac Equity Issuer Trust, a Delaware statutory trust.

Issuer Trust Agreement. The Amended and Restated Trust Agreement dated as of June 29, 2000, as amended from time to time, by and among the managing trustees party thereto, CHC, Wilmington Trust Company, as registered trustee, and Related Charter, L.P., as manager relating to Issuer Trust.

Issuer Trust Common Shares. The common shares of Issuer Trust, and any securities into or for which such common shares hereafter may be converted or exchanged, constituting all Capital Stock of Issuer Trust other than the Issuer Trust Preferred Shares.

Issuer Trust Preferred Shares. Series A, Series A-1, Series A-2, Series A-3, Series B, Series B-1, Series B-2, Series A-4-1, Series A-4-2, Series B-3-1, and Series B-3-2 preferred shares issued by Issuer Trust, and any other "preferred shares" issued by Issuer Trust after the date hereof in accordance with, and as defined in, the Issuer Trust Agreement.

Issuing Bank.  See the introductory paragraph to this Credit Agreement.

LC Guaranty.  See Section 5.1.1.

Lender or Lenders. See the introductory paragraph to this Credit Agreement. Such term shall also include any Person that becomes a Lender by way of assignment or transfer pursuant to this Credit Agreement.

Letter of Credit. See Section 5.1.1.

Letter of Credit Application. See Section 5.1.1.

Letter of Credit Fee. See Section 5.6.

Letter of Credit Participation.  See Section 5.1.4.

LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in U.S. dollar deposits) in London.

LIBOR Lending Office. Initially, the office of each Lender designated as such by notice to the Borrower; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate per annum as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to such LIBOR Rate Loan which is equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) (collectively, the "Reuters System") as of 11:00 a.m. London time on the day that is two (2) LIBOR Business Days preceding the first day of the Interest Period applicable to such LIBOR Rate Loan; provided, however, if the rate described above does not appear on the Reuters System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such LIBOR Rate Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the date that is two (2) LIBOR Business Days preceding the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) LIBOR Business Days preceding the first day of such LIBOR Rate Loan. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR Rate deposits of any Lender, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

LIBOR Rate Loans. All or any portion of the Revolving Loans or the Term Loan bearing interest calculated by reference to the LIBOR Rate.

Liens. Any encumbrance, mortgage, deed of trust, assignment, attachment, deposit arrangement, lien (statutory, judgment or otherwise), pledge, hypothecation, charge, restriction or other security interest, security agreement, or any interest of any kind securing any obligation of any entity or person, whether such interest is based on common law, civil law, statute or contract.

Loan Documents. This Credit Agreement, any Notes, the Letter of Credit Applications, the Letters of Credit, the Guaranties, the Pledge Agreements, the Fee Letter and any other agreement between or among a Borrower and/or any Guarantor and the Administrative Agent and/or any Lender relating to fee arrangements.

Loan Request.  A Revolving Loan Request or a Swingline Loan Request.

Loans. Collectively, the Revolving Loans, the Swingline Loans and the Term Loan.

Material Adverse Effect. A material adverse effect on the (i) properties, assets, financial condition, operations or business of each of the Borrowers and Guarantors, and their Subsidiaries taken as a whole; (ii) the ability of either Borrower, any Guarantor or Origination Trust to fully and timely pay or perform its Obligations under the Loan Documents, (iii) the legality, validity, binding effect or enforceability against either Borrower, any Guarantor or Origination Trust of a Loan Document to which it is a party, or (iv) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any other Creditor Party under any Loan Document.

Maturity Dates. Collectively, the Revolver Maturity Date and the Term Loan Maturity Date.

Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit issued for the account of a Borrower, as such aggregate amount may be reduced from time to time by draws under such Letters of Credit or otherwise pursuant to the terms of such Letters of Credit.

Moody's. Moody's Investors Service, Inc. and its successors.

Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by either Borrower, any Guarantor or any ERISA Affiliate.

Negative Covenants and Financial Covenants. The covenants of the Borrowers and the Guarantors set forth in Section 10.

Net Proceeds. All cash or other assets actually received by CHC as a result of the sale of Capital Stock in CHC or any Subsidiary of CHC (as determined in accordance with GAAP, subject to such adjustments as may be agreed upon by the Borrowers and the Arrangers), minus (A) customary and reasonable costs and discounts of issuance paid by CHC or such issuing Subsidiary, as the case may be, and minus (B) proceeds of such sales that are applied within 30 days of issuance to retire similar equity instruments.

New Lending Office. See Section 6.3.4.

New Term Loan.  See Section 2.5.2.

Non-U.S. Lender.  See Section 6.3.4.

Notes. Any Revolving Notes and any Term Notes as a Lender may request from time to time pursuant to Section 2.1.4 or Section 2.2.2, as the case may be.

Obligations. All indebtedness, obligations and liabilities of the Borrowers, any of the Guarantors and their respective Subsidiaries to any of the Lenders, the Swingline Lender, the Issuing Bank, the Administrative Agent or any of their Affiliates, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or any Derivative Agreement or in respect of any of the Loans made, or any obligations under Derivative Agreements or Reimbursement Obligations incurred or any of the Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

Original Term Loan. See Section 2.5.

Origination Trust.  Charter Mac Origination Trust I, a Delaware statutory trust.

Other Taxes.  See Section 6.3.2.

Outstanding or outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

Participant. See Section 17.4.

PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Businesses. See Section 10.12.

Permitted Indebtedness.  See Section 10.3.

Permitted Liens. See Section 10.1.

Person. Any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. Platform. See Section 25.4.

Pledge Agreements. The Pledge Agreements to be executed by each of the holders of Equity Collateral, on or about the date hereof, or from time to time as contemplated hereby, substantially in form and content of Exhibit 1.1C, and otherwise in form and content satisfactory to the Administrative Agent, pursuant to which, among other things, such entities shall pledge and assign to the Administrative Agent, on behalf and for the benefit of the Lenders, a first priority security interest in, all of such entities' right, title and interest in and to the Capital Stock of the Person whose Capital Stock constitutes Equity Collateral.

Pledged Entities. (a) Those Persons who are not Guarantors, but whose Capital Stock is pledged to secure the Loans as part of the Equity Collateral, and (b) CharterMac Mortgage Capital.

Public Lender.  See Section 25.4.

Register. See Section 17.3.

Regulation D. Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

Reimbursement Obligation. The Borrowers' obligation to reimburse the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders on account of any drawing under any Letter of Credit issued for the account of a Borrower as provided in Section 5.2.

Related Parties. With respect to any specified Person, such Person's Affiliates and the respective equityholders, directors, trustees, officers, employees, agents, attorneys, representatives and advisors of such Person and such Person's Affiliates.

Repayment Obligations. The outstanding amounts to be repaid under the agreements and instruments, and in the amounts, set forth on Schedule 3.1.1.

Required Lenders. As of any date, any Lender or combination of two or more Lenders holding at least 51% of the sum of all Term Loans outstanding, all Revolving Exposure, unused Revolving Loan Commitments and unused Term Loan Commitments (as such Commitments are reflected on Schedule 2 and as such Commitments may be reduced from time to time pursuant to Section 2.6).

Reserve Percentage. The maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Eurocurrency Liabilities" as defined in Regulation D.

Reuters System. See the definition of LIBOR Rate in this Section.

Revolver Maturity Date. August 15, 2009, subject to extension under Section 2.1.2, and acceleration under Section 11.2.1.

Revolving Credit Lender. Each Lender whose Revolving Loan Commitment and Revolving Loan Commitment Percentage is greater than zero.

Revolving Credit Limit. $250,000,000, subject to the Accordion Option, and as may be reduced from time to time pursuant to Section 2.6 or Section 4.2.3.

Revolving Exposure. At any time, the sum of the outstanding amount of all Revolving Loans, plus the outstanding amount of all Swingline Loans, plus the Maximum Drawing Amount, plus, without duplication, all Unpaid Reimbursement Obligations.

Revolving Loan Account.  See Section 17.3.

Revolving Loan Commitment. As to any Revolving Credit Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading Revolving Loan Commitment opposite such Lender's name on Schedule 2 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

Revolving Loan Commitment Percentage. With respect to each Revolving Credit Lender, the percentage set forth opposite its name on Schedule 2 hereto.

Revolving Loan Request.  See Section 2.1.6(a).

Revolving Loans. The revolving credit loans made by the Lenders to the Borrowers pursuant to Section 2.1.

Revolving Notes. See Section 2.1.4.

Risk-Adjusted Contingent Liabilities. Any guaranties or other indirect contingent Indebtedness with respect to which a risk-adjusted category has been determined, and with the aggregate amount thereof with respect to Risk-Adjusted Contingent Liabilities of CHC or CM Corp. to be based upon the risk classifications and the risk factor weightings associated therewith as set forth on Exhibit 1.1D. Any potential liabilities arising from matters not clearly attributable to an existing risk category shall be assigned a risk-rating by the Administrative Agent in its sole discretion, and upon such assignment Exhibit 1.1D may be revised unilaterally by the Administrative Agent in order to reflect such new risk category.

SEC. The United States Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of the United States Securities and Exchange Commission.

Senior Unsecured Indebtedness. Recourse Indebtedness for borrowed money that is not secured by any of the Borrowers' or any of their Subsidiaries' assets, and that is not Subordinated Debt, plus contingent liabilities that have become GAAP liabilities, plus unsecured obligations against CHC arising out of guaranteed investment contracts. Notwithstanding the foregoing, Senior Unsecured Indebtedness shall not include any Indebtedness reflected on the balance sheet of a Person as required by GAAP that arises from deferred fees or other deferred revenues associated with providing guaranties.

S&P. Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

Solvent. A Person is Solvent if the present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured.

Special Servicing Line. The revolving line of credit arising under that certain 9-02 ARCap Special Servicing, Inc. Senior Secured Credit Agreement, dated as of September 30, 2002, by and between ARCap Special Servicing, Inc. and JPMorgan Chase Bank, as amended or replaced.

Subordinated Debt. Any of the Borrowers' Indebtedness for borrowed money subordinated to the payment and performance of the Obligations upon terms and conditions reasonably acceptable to the Joint Lead Arrangers. Such Indebtedness will be acceptable to the Joint Lead Arrangers, and therefore will constitute Subordinated Debt, if such Indebtedness provides for the following: (a) such Indebtedness is not secured by any interest in the Collateral; (b) payments with respect to such Indebtedness is prohibited during the existence of either or both of (i) a Default in any Obligation requiring the payment of money or (ii) any Event of Default, and (c) the holder of such Indebtedness shall have agreed, for the benefit of the Lenders, to refrain from pursuing any rights or remedies with respect to such Indebtedness or with respect to any collateral or security therefor until such time as the Obligations have been fully and indefeasibly paid and performed.

Subsidiary. Any corporation, association, trust, partnership, limited liability company or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

Swingline Commitment.  See Section 2.4.1.

Swingline Lender. Bank of America, in its capacity as Lender of Swingline Loans hereunder or any successor.

Swingline Loan.   Any loan made by the Swingline Lender pursuant to Section 2.4.

Swingline Loan Request.  See Section 2.4.2.

Taxes. All present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan. The term loan advanced to the Borrowers pursuant to Section 2.2.

Term Loan Account.  See Section 17.3.

Term Loan Commitment. As to each Term Loan Lender, the commitment of such Lender to make any portion of the Term Loan hereunder as set forth on Schedule 2, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.6, or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 17.2.

Term Loan Commitment Percentage. With respect to each Term Loan Lender, the percentage set forth opposite its name on Schedule 2 hereto.

Term Loan Lender. Each Lender whose Term Loan Commitment and Term Loan Commitment Percentage is greater than zero.

Term Loan Limit. $250,000,000, subject to the Accordion Option, and as may be reduced from time to time pursuant to Section 2.6 or Section 4.2.3.

Term Loan Maturity Date. August 15, 2012, subject to acceleration under Section 11.2.1.

Term Notes. See Section 2.2.2.

Total Credit Amount. $500,000,000, subject to increase in connection with the exercise of the Accordion Option, and to decrease pursuant to Section 2.6.

Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.

Type. As to all or any portion of any Revolving Loan or the Term Loan, its nature as a Base Rate Loan or LIBOR Rate Loan. All Swingline Loans shall be Base Rate Loans.

UBS. UBS Securities LLC.

Unpaid Reimbursement Obligation. The Reimbursement Obligations for which the Borrowers do not reimburse the Administrative Agent and the Lenders on the date specified in, and in accordance with, Section 5.2.

Unused Facility Fee.  See Section 2.1.3.

Valid Business Impediment. With respect to any Person whose CAD is required in order to satisfy the CAD Covenant, any (a) valid legal prohibition, (b) contractual impediment required for the ongoing profitable operation of such Person, or (c) circumstance in which a consent cannot be obtained after reasonable effort, that would prevent such Person from providing a Guaranty, as reasonably determined by the Administrative Agent from time to time.

Voting Stock. Capital Stock of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of the directors (or persons performing similar functions) of the corporation, association, trust, partnership, limited liability company or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     1.2 Rules of Interpretation.

          (a) Unless otherwise expressly indicated, a reference to any document or agreement shall include such document or agreement as amended, modified, restated or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) Unless otherwise expressly indicated, a reference to any law or regulation includes any amendment or modification to, or replacement of, such law or regulation.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include," "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term "instrument" being that term as defined under Article 9 of the Uniform Commercial Code.

          (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

          (i) The words "herein," "hereof," "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

          (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

          (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent, the Lenders, the Guarantors and the Borrowers and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders, the Swingline Lender or Issuing Bank merely on account of such Person's involvement in the preparation of such documents.

          (m) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders, the Borrowers and the Guarantors shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

          2.   REVOLVING LOANS AND TERM LOAN.
               -----------------------------

     2.1 Revolving Loans.

          2.1.1 Commitments to Make Revolving Loans. Subject to the terms and conditions of this Credit Agreement, each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to the Borrowers from time to time during the period commencing on the Closing Date and ending on the Revolver Maturity Date, from time to time, during which period the Borrowers may borrow, repay and reborrow in accordance with the terms of this Credit Agreement, provided, however, that the Borrowers shall not be permitted to borrow Revolving Loans hereunder to the extent that (a) such borrowing would cause the total Revolving Exposure to exceed the Revolving Credit Limit, or (b) a Default has occurred and is continuing or would otherwise be caused by such borrowing.

     In the event that such borrowing would cause the total Revolving Exposure to exceed the Revolving Credit Limit, the Borrowers agree that such event shall be an Event of Default unless the Borrowers shall, within two (2) Business Days after notice of such excess from the Administrative Agent, pay cash to the Administrative Agent in such amount as shall be necessary to eliminate such excess.

          2.1.2 Extension of Revolver Maturity Date. The Borrowers may request that the Revolver Maturity Date be extended for a period of one year provided that (a) there does not exist a Default at the time of such request and at the time such request would take effect, and (b) the Borrowers pay, on or before the Revolver Maturity Date that is then being extended, to the Administrative Agent for the pro rata benefit of the Lenders in accordance with their respective Revolving Loan Commitment Percentages an extension fee equal to 0.20% of the Revolving Credit Limit then in effect. In order to request such extension, the Borrowers must notify the Administrative Agent no more than one hundred twenty (120) days or less than thirty (30) days prior to the expiration of the original Revolver Maturity Date.

          2.1.3 Unused Facility Fee. The Borrowers agree to pay to the Administrative Agent for the pro rata benefit of the Lenders in accordance with their respective

     Revolving Loan Commitment Percentages a fee (the "Unused Facility Fee") calculated as follows:

               (a) Each day prior to the Revolver Maturity Date that the "Daily Unused Amount" (as defined below) equals or exceeds 50% of the Revolving Credit Limit then in effect, the Unused Facility Fee will accrue at the rate of 0.20% per annum (based on a 360 day year) times the Daily Unused Amount.

               (b) Each day prior to the Revolver Maturity Date that the Daily Unused Amount is less than 50% of the Revolving Credit Limit then in effect, the Unused Facility Fee will accrue at the rate of 0.125% per annum (based on a 360 day year) times the Daily Unused Amount.

               (c) The Unused Facility Fee as calculated under this Section for each day of such Fiscal Quarter shall be payable quarterly in arrears on the first day of each Fiscal Quarter for the immediately preceding Fiscal Quarter commencing on the first such date following the date hereof, with a final payment on the Revolver Maturity Date or any earlier date on which the Revolving Loan Commitments shall terminate.

               (d) For purposes of the forgoing, the "Daily Unused Amount" shall mean (i) the Revolving Credit Limit then in effect, minus (ii) the Revolving Exposure, determined on a daily basis.

          2.1.4 Revolving Notes. At the request from time to time of any Revolving Credit Lender, such Lender's portion of the Revolving Loan Commitment shall be evidenced by a separate promissory note made by the Borrowers payable to the order of such Lender in substantially the form of
     Exhibit 2.1.4 hereto (each a "Revolving Note"), dated as of the Closing Date (or such other date on which such Lender may become a Revolving Credit Lender in accordance with Section 17 hereof) and completed with appropriate insertions. Any such Revolving Note shall be payable to the order of such Lender in a principal face amount equal to such Lender's Revolving Loan Commitment and representing the joint and several obligations of the Borrowers to pay to such Lender such principal amount or, if less, the outstanding amount of all Revolving Loans actually made by such Lender as reflected from time to time in the Revolving Loan Account, plus interest accrued thereon, as set forth below.

          2.1.5 Interest on Revolving Loans. Except as otherwise provided in
     Section 6.13:

               (a) Each Revolving Loan which is a Base Rate Loan shall bear interest for each day such Loan is outstanding at the rate per annum equal to the Base Rate plus the Applicable Margin as in effect from time to time applicable to Revolving Loans that are Base Rate Loans.

               (b) Each Revolving Loan which is a LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin as in effect from time to time applicable to Revolving Loans that are LIBOR Rate Loans.

               (c) The Borrowers promise to pay interest on each Revolving Loan in arrears on each Interest Payment Date with respect thereto.

     2.1.6 Requests for Revolving Loans.

               (a) Except with respect to Swingline Loans, the Borrowers shall give to the Administrative Agent written notice in the form of Exhibit
          2.1.6 hereto of each Revolving Loan requested hereunder (a "Revolving Loan Request") by no later than 1:00 p.m. Eastern time no less than
          (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify
          (i) the principal amount of the Revolving Loan requested, (ii) the proposed Drawdown Date of such Revolving Loan, (iii) the Type of such Revolving Loan and (iv) the Interest Period for such Revolving Loan that is to be a LIBOR Rate Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Revolving Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Revolving Loan requested from such Lenders on the proposed Drawdown Date. Each Revolving Loan Request with respect to a Base Rate Loan shall be in a minimum aggregate amount of $500,000 and integral multiples of $100,000 in excess thereof and each Revolving Loan Request with respect to a LIBOR Rate Loan shall be in a minimum aggregate amount of $1,000,000 and integral multiples of $100,000 in excess thereof.

               (b) Each Revolving Loan that is advanced under this Credit Agreement shall be made by all of the Revolving Credit Lenders simultaneously and proportionately to their respective Revolving Loan Commitment Percentages, it being understood that no Revolving Credit Lender shall be responsible for any default by any other Revolving Credit Lender in such Delinquent Lender's obligation to make a Revolving Loan requested hereunder nor shall the Revolving Loan Commitment of any Lender to make any Revolving Loan be increased or decreased as a result of a default by a Delinquent Lender in the Delinquent Lender's obligation to make a Revolving Loan requested hereunder. No later than 4:00 p.m. Eastern time on the date that the Administrative Agent receives a Revolving Loan Request, the Administrative Agent shall notify each Revolving Credit Lender of such Revolving Loan request. Each Revolving Credit Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds, at the office of the Administrative Agent located at One Federal Street, Boston, Massachusetts, not later than 1:00 p.m. Eastern time on the date on which the Revolving Loan is to be made.

               (c) Except as provided in Section 5 with respect to Revolving Loans to be used to reimburse the Administrative Agent or Issuing Bank for the amount of any drawing under a Letter of Credit, upon satisfaction or waiver of the conditions precedent specified in
          Section 7, the Administrative Agent shall make the proceeds of such Revolving Loan available to the Borrowers by causing an amount of same day funds equal to the proceeds of such Revolving Loan received by the Administrative Agent from the Revolving Credit Lenders to be credited to the account of the Borrowers at the Administrative Agent.

               (d) Unless the Administrative Agent shall have been notified by any Revolving Credit Lender prior to the date on which a Revolving Loan is to be advanced that such Revolving Credit Lender does not intend to make available to the Administrative Agent the amount of such Revolving Credit Lender's Revolving Loan requested on such date, the Administrative Agent may assume that such Revolving Credit Lender has made such amount available to the Administrative Agent on such date and that the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrowers a corresponding amount on the date of such advance. If such corresponding amount is not in fact made available to the Administrative Agent by such Revolving Credit Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Delinquent Lender together with (i) interest thereon, for each day from the advance of such Revolving Loan until the date such amount is paid to the Administrative Agent, at the greater of the rate of interest accruing on such Revolving Loan and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus (ii) any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Delinquent Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrowers and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day such Revolving Loan is outstanding, at the rate payable under this Credit Agreement with respect to such Revolving Loan.

               (e) Nothing in this Section shall be deemed to relieve any Delinquent Lender from its obligation to fulfill its Revolving Loan Commitment hereunder, to prejudice any rights that the Borrowers may have against any Delinquent Lender as a result of any default by such Delinquent Lender hereunder, or to require the Borrowers to pay more than the rate of interest otherwise applicable to the principal amounts outstanding.

     2.2 Term Loan.

          2.2.1 Commitments to Make Term Loan. Subject to the terms and conditions set forth in this Credit Agreement, each Lender agrees, severally and not jointly, to lend to the Borrowers on the Closing Date the amount of its Term Loan Commitment

     Percentage of the Term Loan. On the Closing Date the total Term Loan shall be $250,000,000.00.

          2.2.2 Term Notes. At the request from time to time of any Term Loan Lender such Lender's portion of the Term Loan shall be evidenced by a separate promissory note made by the Borrowers payable to the order of such Lender in substantially the form of Exhibit 2.2.2 hereto (each a "Term Note"), dated the Closing Date (or such other date on which such Lender may become a Term Loan Lender in accordance with Section 17 hereof) and completed with appropriate insertions. Any such Term Note shall be payable to the order of such Lender in a principal face amount equal to such Lender's Term Loan Commitment and representing the joint and several obligations of the Borrowers to pay to such Lender such principal amount or, if less, the outstanding amount of the Term Loan actually made by such Lender as reflected from time to time in the Term Loan Account, plus interest accrued thereon, as set forth below.

          2.2.3 Interest on Term Loan. Except as otherwise provided in Section 6.13:

               (a) To the extent that all or any portion of the Term Loan bears interest at the Base Rate, the Term Loan or such portion shall bear interest at the rate per annum equal to the Base Rate plus the Applicable Margin as in effect from time to time applicable to all or any portion of the Term Loan bearing interest at the Base Rate.

               (b) To the extent that all or any portion of the Term Loan bears interest at the LIBOR Rate, the Term Loan or such portion shall bear interest during the applicable Interest Period at the rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin as in effect from time to time applicable to all or any portion of the Term Loan bearing interest at the LIBOR Rate.

               (c) The Borrowers promise to pay interest on the Term Loan or any portion thereof in arrears on each Interest Payment Date with respect thereto.

     2.3 Types of Loans: Conversion and Continuation Options.

          2.3.1 Conversion to Different Type of Loan. The Borrowers may elect from time to time, by giving the Administrative Agent written notice in the form of Exhibit 2.3.1 by 1:00 p.m. Eastern time, to convert any portion of the outstanding Loans (other than Swingline Loans) to a Loan of another Type, provided that (a) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrowers shall give the Administrative Agent at least three (3) Business Days prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrowers shall give the Administrative Agent at least three (3) Business Days prior written notice of such election; (c) with respect to any such conversion of a LIBOR Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto unless the Borrowers pay breakage fees to the extent required pursuant to Section 6.12, and (d) no Loan may be converted into, or continued as, a LIBOR Rate Loan when any Default has occurred and is continuing. Promptly upon the receipt of any such election, the Administrative Agent shall notify the Lenders thereof. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Loans (other than Swingline Loans) of any Type may be converted into a Loan of another Type as provided herein, provided that any partial conversion with respect to Loans shall be in an aggregate principal amount of $1,000,000 or whole multiples of $1,000,000 in excess thereof. Each Conversion Request by the Borrowers relating to the conversion of any portion of the Loans to a LIBOR Rate Loan shall be irrevocable.

          2.3.2 Continuation of Type of Loan. Any portion of the Loans of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by the Borrowers giving to the Administrative Agent written notice in the form of Exhibit 2.3.1 by 1:00 p.m. Eastern time, to continue any portion of the outstanding Loans (other than Swingline Loans) as a Loan of such Type; provided that no LIBOR Rate Loan may be continued as such when any Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default of which officers of the Administrative Agent active upon the Borrowers' account have actual knowledge. In the event that the Borrowers fail to provide any notice with respect to the continuation of any LIBOR Rate Loan, then such LIBOR Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. The Administrative Agent shall notify the Lenders thereof promptly when any such automatic conversion contemplated by this Section is scheduled to occur.

          2.3.3 LIBOR Rate Loans. Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $1,000,000 or whole multiples of $1,000,000 in excess thereof. No more than twelve (12) LIBOR Rate Loans having different Interest Periods may be outstanding at any time.

          2.3.4 Notification by Borrowers. The Borrowers shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) Business Days prior to the Drawdown Date of any portion of the Loans if all or any portion of the Loans is to bear interest at the LIBOR Rate. After any portion of the Loans has initially been made, the provisions of Sections 2.3.1 and 2.3.2 shall apply mutatis mutandis with respect to such portion of the Loans so that the Borrowers may have the same interest rate options with respect to such portion of the Loans outstanding from time to time.

          2.3.5 Amounts, Etc. Any portion of the Loan bearing interest at the LIBOR Rate relating to any Interest Period shall be in the amount of $1,000,000 or an integral amount thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the LIBOR Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

     2.4 Swingline Loans.

          2.4.1 Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time prior to the Revolver Maturity Date (the "Swingline Commitment"), in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the aggregate Revolving Exposure exceeding the Revolving Credit Limit; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, repay and reborrow Swingline Loans.

          2.4.2 Swingline Loan Borrowing Procedure. To request a Swingline Loan, the Borrowers shall deliver a duly completed and executed written notice in the form of Exhibit 2.4.2 hereto to the Administrative Agent and the Swingline Lender not later than 2:00 p.m. Eastern time, on the day of a proposed Swingline Loan (a "Swingline Loan Request"). Each such request shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. Each Swingline Loan shall be a Base Rate Loan. The Swingline Lender shall make each Swingline Loan available to the Borrowers by means of a credit to the general deposit account of a Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the repayment of a Reimbursement Obligation as provided in Section 5.2, by remittance to the Issuing Bank) by 3:00 p.m. Eastern time, on the requested date of such Swingline Loan. The Borrowers shall not request a Swingline Loan if at the time of or immediately after giving effect to the advance contemplated by such request a Default has occurred and is continuing or would result therefrom. Each Swingline Loan Request shall be made in a minimum aggregate amount of $500,000 or integral multiples of $100,000 above such amount.

          2.4.3 Prepayment. The Borrowers shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, before 2:00 p.m. Eastern time, on the proposed date of repayment.

          2.4.4 Participations. The Swingline Lender may, at any time in its discretion, by written notice given to the Administrative Agent (provided such notice requirement shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 a.m. Eastern time, on the next succeeding Business Day following such notice, require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender's pro rata share of such Swingline Loan or Swingline Loans proportional to each Revolving Credit Lender's Revolving Loan Commitment Percentage. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, severally but not jointly, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Revolving Loan Commitment Percentage of such Swingline Loan or Swingline Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender's actual share of the Revolving Exposure to exceed such Lender's Revolving Loan Commitment). Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 6.2 with respect to Loans made by such Lender (and Section 2.1.1 shall apply, mutatis mutandis, to the funding obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrowers of any participations in any Swingline Loan acquired by the Revolving Credit Lenders pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any Default in the payment thereof.

     2.5 Accordion Option. Provided there is not then in existence any Default, the Borrowers may elect by written notice to the Administrative Agent and the Arrangers, on no more than two occasions, of their intent to exercise the Accordion Option. Promptly upon receipt of such written notice, the Arrangers will use commercially reasonable efforts to arrange to increase the Total Credit Amount by up to an additional $200,000,000 in the aggregate. The Borrowers' rights to exercise the Accordion Option shall expire on the second anniversary of this Credit Agreement. Any such increase in the Total Credit Amount may be accomplished by (a) an increase in the Revolving Credit Limit, (b) an increase in the Term Loan Limit, or (c) an increase in the Revolving Credit Limit and the Term Loan Limit. Any increase in the Term Loan Limit in connection with the exercise of the Accordion Option may be accomplished by (i) increasing the Term Loan Limit with respect to the Term Loan then outstanding (the "Original Term Loan"), or (ii) the making of a Term Loan upon terms and conditions different than the Original Term Loan. Any exercise of the Accordion Option must be exercised, with respect to increases in the Revolving Credit Limit and the Term Loan Limit in the aggregate, in a minimum amount, and in increments, of $25,000,000. Notwithstanding the foregoing, in no event shall any

Lender be obligated to increase its Commitment in connection with any exercise by the Borrowers of the Accordion Option.

          2.5.1 Accordion Option to Increase the Revolving Credit Limit. In the event that the Borrowers elect to exercise the Accordion Option by increasing the Revolving Credit Limit, the terms and conditions of such increase will be applicable to, and incorporated in, the then outstanding Revolving Loans and such revised terms and conditions shall be applicable to all then existing Revolving Credit Lenders and each Person who becomes a Revolving Credit Lender in connection with such increase to the Revolving Credit Limit. Any such increase in the Revolving Credit Limit shall be upon terms and conditions that are agreed upon by, and acceptable to, the Borrowers, the Administrative Agent, the Agents and the Arrangers. As applied to Revolving Credit Lenders prior to such increase in the Revolving Credit Limit, any amendments or modifications to the terms and conditions applicable to the Revolving Loans shall be entered into in accordance with the terms of Section 23.1.

          2.5.2 Accordion Option to Increase the Term Loan. In the event that the Borrowers elect to exercise the Accordion Option by increasing the Term Loan Limit, such exercise may be accomplished by including the increased Term Loan Limit within the Original Term Loan, whereupon all of the terms and conditions applicable to the Term Loan as so increased will be applicable to the then existing Term Loan Lenders as well as to any additional Persons becoming Term Loan Lenders in connection with such increase in the Term Loan Limit. Alternatively, the Borrowers may elect to increase the Term Loan Limit by agreeing to a separate and distinct Term Loan (a "New Term Loan") upon terms and conditions mutually agreed to by the Borrowers, the Administrative Agent, the Agents and the Arrangers, but with such terms and conditions not being applicable to the Original Term Loan; provided, however, that (a) amortization payments of such New Term Loan shall be no greater than the ratable and proportionate amortization payments on a percentage basis on the Original Term Loan, (b) the New Term Loan shall not be senior to the Original Term Loan with respect to mandatory prepayments, optional prepayments and any other payment rights, and (c) the interest rate applicable to any such New Term Loan shall be no more than 25 basis points greater than the interest rate applicable to the Original Term Loan. Any such interest rate differential may be accomplished by issuing any portion of the New Term Loan with original issue discount or upfront fees as the Borrowers, the Administrative Agent, the Agents, the Arrangers and the Lenders of the New Term Loan may agree.

     2.6 Reduction of Commitments. Provided that there is then no outstanding Default and that no Default will be caused by such reduction, the Borrowers shall have the right, without premium or penalty (except as otherwise set forth herein), at any time and from time to time upon three (3) Business Days prior written notice to the Administrative Agent to reduce by $3,000,000, or integral multiples of $1,000,000 in excess thereof, or to terminate entirely, (a) the Term Loan Limit in excess of the then outstanding Term Loans, or (b) the Revolving Credit Limit in excess of the then outstanding Revolving Exposure, provided that the Revolving Credit Limit may not be reduced below $75,000,000 unless all Revolving Loans are paid and performed in full and the Revolving Credit Limit is reduced to zero. In the event of any such reduction, the

Commitments of the Lenders shall be either (i) reduced pro rata in accordance with their respective Revolving Loan Commitment Percentages or Term Loan Commitment Percentages, as the case may be, of the amount specified in such notice, or (ii) as the case may be, terminated. Promptly after receiving any notice from the Borrowers delivered pursuant to this Section, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Administrative Agent for the respective pro rata accounts of such Lenders the full amount of any Unused Facility Fee or other Fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated. Upon any reduction or termination of one but not both of the aggregate Revolving Loan Commitments or Term Loan Commitments of all the Revolving Credit Lenders and Term Loan Lenders, respectively, pursuant to this Section, the Administrative Agent will circulate to the Borrowers and each of the Lenders a revised Schedule 2 reflecting such reduction or termination.

          3.   USE OF PROCEEDS
               ---------------

     3.1 Use of Proceeds. The proceeds of the Revolving Loans, the Swingline Loans and the Term Loan shall be used solely and exclusively for the following purposes:

          3.1.1 Use of Revolving Loans and Swingline Loans. The proceeds of the Revolving Loans and Swingline Loans shall be used as follows:

               (a) to finance the Borrowers' working capital from time to time in order to facilitate the ongoing operations of the Borrowers in the ordinary course of their business or as otherwise expressly contemplated by this Credit Agreement; and

               (b) with respect to Revolving Loans, to fund repayment of that portion of the Repayment Obligations described on Schedule 3.1.1.

          3.1.2 Use of Term Loan. The proceeds of the Term Loan shall be used as follows:

               (a) to consummate the ARCap Acquisition as provided in the ARCap Acquisition Agreement, in the amount described on Schedule 3.1.1;

               (b) to the extent not fully utilized to consummate the ARCap Acquisition, to fund repayment of a portion of the Repayment Obligations in the amount described on Schedule 3.1.1; and

               (c) In the event the Accordion Option is exercised so as to increase the Term Loan Limit, the incremental proceeds of the Term Loan arising out of such increase shall be used as the Term Loan Lenders making such additional advances may agree.

          4.   REPAYMENT OF REVOLVING LOANS AND TERM LOAN.
               ------------------------------------------

     4.1 Revolving Loans.

          4.1.1 Maturity. The Borrowers promise to pay on the Revolver Maturity Date, and there shall become absolutely due and payable on the Revolver Maturity Date, all of the Revolving Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and all other fees and other amounts and Obligations then accrued and outstanding with respect thereto.

          4.1.2 Optional Repayments of Revolving Loans. The Borrowers shall have the right, at their election, to repay all or any portion of the outstanding Revolving Loans, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Revolving Loans that are LIBOR Rate Loans may be made only on the last day of the Interest Period relating thereto (unless breakage costs are paid by the Borrowers pursuant to Section 6.12). The Borrowers shall provide to the Administrative Agent, no later than 12:00 noon Eastern time, at least three (3) Business Days prior written notice of any proposed prepayment of any LIBOR Rate Loans pursuant to this Section, specifying the proposed date of prepayment and the principal amount to be prepaid. Any partial prepayment of the Revolving Loans shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Revolving Loans which are Base Rate Loans and second to the principal of Revolving Loans which are LIBOR Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion to their respective Revolving Loan Commitment Percentages, to the respective unpaid principal amount of each such Lender's outstanding Revolving Loans as reflected in the Revolving Loan Account No amount repaid with respect to the Term Loan may be reborrowed.

     4.2 Term Loan.

          4.2.1 Amortization of Term Loan. The Borrowers shall repay to the Administrative Agent, for the ratable benefit of the Term Loan Lenders in accordance with their respective Term Loan Commitments, the principal amount of the Term Loan in quarterly installments, each in the amount of $625,000 (as such amount may be proportionally increased as determined by the Administrative Agent from time to time in connection with an exercise of the Accordion Option in accordance with Section 2.5 resulting in an increase in the outstanding principal balance of the Original Term Loan). Such quarterly installments of principal shall be due and payable on the last Business Day of each Fiscal Quarter with the first such installment due and payable on December 31, 2006. All remaining outstanding amounts of the Term Loan shall be due and payable in full on the Term Loan Maturity Date.

          4.2.2 Mandatory Prepayments of Term Loan. Concurrently with the receipt by CHC or any of its Subsidiaries of:

               (a) any Asset Sale Proceeds received by CHC or such Subsidiary during the term of this Credit Agreement;

               (b) net cash proceeds received by CHC or such Subsidiary from Casualty Events which have not been utilized by CHC or such Subsidiary to repair or replace the property so damaged, destroyed or taken within one hundred eighty (180) days of receipt of such proceeds (or within 365 days of such receipt if a contract for such utilization is executed and delivered within 365 days of such receipt);

     the Borrowers shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to 100% of such proceeds, to be applied in the manner set forth in Section 4.2.3. Notwithstanding the foregoing, the provisions of this Section shall not impair any restrictions or prohibitions set forth in the Loan Documents with respect to the incurrence of Indebtedness or the consummation of any asset sales by CHC or any of its Subsidiaries.

          4.2.3 Application of Mandatory Repayments. All payments made pursuant to Section 4.2.2 shall be applied (a) first, to repay the outstanding principal amount of the Term Loan, with such payments to be applied against the portion of such principal as is intended to become due and payable on the Term Loan Maturity Date and then against the remaining scheduled quarterly installments of principal of the Term Loan in reverse order of their maturity (i.e., such payments to be applied first against the quarterly installments to be paid last) on a pro rata basis and pro rata among the Lenders in accordance with their respective Term Loan Commitment Percentages; and (b) then, upon payment in full of all outstanding principal amounts of the Term Loan, to repay the outstanding principal amount of the Revolving Loans. Any such payments shall permanently reduce the Term Loan Limit and Revolving Credit Limit and the related Commitments and may be held by the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, as Cash Collateral for the then Maximum Drawing Amount of outstanding Letters of Credit (to the extent such outstanding Maximum Drawing Amount exceeds the Revolving Credit Limit as so reduced) ("Cash Collateral"). Such mandatory prepayments shall be allocated among the Lenders in proportion to their respective Term Loan Commitment Percentages and Revolving Loan Commitment Percentages, as the case may be.

          4.2.4 Optional Prepayments of Term Loan. The Borrowers shall have the right at any time to prepay the Term Loan on or before the Maturity Date as a whole, or in part, without premium or penalty, provided that the minimum optional prepayment amount shall equal or exceed $1,000,000, upon not less than one (1) Business day with respect to Base Rate Loans and three (3) Business Days with respect to LIBOR Rate Loans prior written notice to the Administrative Agent provided that (a) no portion of the Term Loan bearing interest at the LIBOR Rate may be prepaid pursuant to this Section except on the last day of the Interest Period relating thereto (unless breakage costs are paid by the Borrowers pursuant to Section 6.12) and (b) each partial prepayment shall be allocated among the Lenders, in proportion to their respective Term Loan Commitment Percentages, to the respective unpaid principal amount of each such Lender's outstanding portion of the Term Loan as reflected in the Term Loan Account. Any prepayment of principal of the Term Loan shall be accompanied by payment in full of all interest accrued to the date of prepayment on the amount being prepaid and shall be applied pro rata to the remaining scheduled installments of the Term Loan on a pro rata basis and pro rata among the Lenders. No amount prepaid with respect to the Term Loan may be reborrowed.

          4.3 Swingline Loans. The Borrowers shall repay the then unpaid principal amount of each Swingline Loan on the Revolver Maturity Date, and may repay the then unpaid principal amount of each Swingline Loan on the first date after such Swingline Loan is made that is the fifteenth or last day of a calendar month and is at least two Business Days after such Swingline Loan is made. In the event the Borrowers do not otherwise repay a Swingline Loan on the fifteenth or last day of a calendar month, such Swingline Loan shall automatically become a Revolving Loan bearing interest at the Base Rate applicable to Revolving Loans advanced by the Administrative Agent ratably for all the Revolving Credit Lenders, on the date such Swingline Loan becomes a Revolving Loan. With respect to such Swingline Loans in which the Revolving Credit Lenders have not acquired participations in accordance with Section 2.4.4, promptly upon such Swingline Loan automatically becoming a Revolving Loan, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender's pro rata share of such Revolving Loan proportional to each Revolving Credit Lender's Revolving Loan Commitment Percentage. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, severally but not jointly, upon receipt of such notice to pay to the Administrative Agent such Revolving Credit Lender's Revolving Loan Commitment Percentage of such Revolving Loan. Each Revolving Credit Lender acknowledges and agrees that its obligation to pay its proportionate share of such Revolving Loan shall not be affected by any circumstances whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Revolving Credit Lender's actual share of the Revolving Exposure to exceed such Lender's Revolving Loan Commitment). Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 6.2 with respect to Loans made by such Lender.

          5.   LETTERS OF CREDIT.
               ----------------

     5.1 Letter of Credit Commitments.

          5.1.1 Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank on behalf of the Revolving Credit Lenders and in reliance upon the agreement of such Lenders set forth in Section 5.1.4 and upon the representations and warranties of the Borrowers contained herein, agrees to issue, extend and renew for the account of the Borrowers one or more standby or documentary letters of credit (each individually, a "Letter of Credit"), in such form as may be requested from time to time by one of the Borrowers and agreed to by the Issuing Bank; and the Administrative Agent (if different than the Issuing
     Bank) shall, on behalf of the Revolving Credit Lenders and in reliance upon the agreement of such Lenders set forth in Section 5.1.4 and upon the representations and warranties of the Borrowers contained herein, agrees to enter into an LC Guaranty to support the

     Reimbursement Obligations of the Borrowers with respect to Letters of Credit requested by a Borrower (an "LC Guaranty"); provided, however, that after giving effect to such request, (i) the sum of the aggregate Maximum Drawing Amount on all Letters of Credit and all Unpaid Reimbursement Obligations shall not exceed $50,000,000 at any one time and (ii) the Revolving Exposure shall not exceed the Revolving Credit Limit at such time.

          5.1.2 Letter of Credit Applications. Each Letter of Credit Application shall be completed to the reasonable satisfaction of the Administrative Agent and the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

          5.1.3 Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiration date no later than the date which is thirty (30) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, sixty
     (60) days) prior to the Revolving Loan Maturity Date. Subject to clause (b) above, each Letter of Credit shall expire (without giving effect to any extension thereof by reason of an interruption of business) at or prior to the close of business 365 days, in the case of standby Letters of Credit, or 180 days, in the case of documentary Letters of Credit, after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, 365 days or 180 days, as applicable, after such renewal or extension) provided that the Issuing Bank may, in its sole and absolute discretion, agree to issue any such standby Letter of Credit providing for automatic extensions thereof to a date not later than 365 days beyond its current expiration date; provided that any such automatic extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Issuing Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the "Uniform Customs") or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Issuing Bank in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit. No Letter of Credit shall be for less than $500,000.00 (unless otherwise agreed to by the Issuing Bank) and there shall be no more than ten (10) Letters of Credit outstanding at any one time.

          5.1.4 Letter of Credit Participation of Lenders. Each Revolving Credit Lender severally, but not jointly, agrees that it shall be absolutely liable, without regard to the occurrence of any Default or any other condition precedent whatsoever, to the extent of such Lender's Revolving Loan Commitment Percentage, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit issued for the account of either of the Borrowers and, if applicable, each payment made by the Administrative Agent to the Issuing Bank under any LC Guaranty relating to any Letter of Credit issued for the account of either of the Borrowers to the extent that such amount is not reimbursed by the Borrowers pursuant to Section 5.2 (such agreement by a Lender being called herein the "Letter of Credit Participation" of such Lender).

          5.1.5 Participations of Lenders. Each such payment made by a Revolving Credit Lender shall, unless the applicable Reimbursement Obligation has been otherwise funded as a Revolving Loan bearing interest at the Base Rate pursuant to Section 5.2, be treated as the purchase by such Revolving Credit Lender of a participating interest in the Borrowers' Reimbursement Obligation under Section 5.2 in an amount equal to such payment. To that extent, each Revolving Credit Lender shall share in accordance with its respective Revolving Loan Commitment Percentage, in any interest which accrues pursuant to Section 5.2.

     5.2 Reimbursement Obligation of the Borrowers. In order to induce the Administrative Agent to cause the Issuing Bank to issue, extend and renew each Letter of Credit for the account of the Borrowers, the Borrowers agree to reimburse or pay to the Administrative Agent, for the account of the Administrative Agent and/or the Issuing Bank or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed for either of the Borrowers' account, on each date that any draft presented under such Letter of Credit is honored by the Issuing Bank, or the Issuing Bank or the Administrative Agent otherwise makes a payment with respect thereto or the Administrative Agent makes any payment under any LC Guaranty, (a) the amount paid by the Issuing Bank or the Administrative Agent under or with respect to such Letter of Credit, and (b) the amount of any taxes, fees, charges or other costs and expenses whatsoever reasonably incurred by the Issuing Bank or Administrative Agent or any Lender (without duplication of any amounts paid by the Borrowers pursuant to Section 6.3, and other than Excluded Taxes) in connection with any payment made by the Issuing Bank, Administrative Agent or any Lender under, or with respect to, such Letter of Credit (collectively, the "Reimbursement Obligations"); provided that, subject to the conditions to borrowing set forth herein, payment of each Reimbursement Obligation by the Borrowers under this Section shall be made through the automatic funding of a Revolving Loan bearing interest at the Base Rate applicable to Revolving Loans in an amount equal to the amount of such Reimbursement Obligation, and the Borrowers hereby irrevocably authorize and direct the Administrative Agent and Issuing Bank to take such actions as may be necessary to effectuate such automatic funding of any such Base Rate Loans. Notwithstanding the foregoing, upon the reduction (but not termination) of the Revolving Credit Limit to an amount less than the then outstanding Revolving Exposure at such time as the then applicable Maximum Drawing Amount is greater than zero, the Borrowers shall within one Business Day provide cash or Cash Equivalents to the Administrative Agent in an amount equal to the lesser of (i) the excess of the Revolving Exposure over the Revolving Credit Limit, and (ii) such Maximum Drawing Amount, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the

Administrative Agent as Cash Collateral for all Reimbursement Obligations, and upon the reduction of the Revolving Credit Limit to zero, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit issued for the account of the Borrowers in accordance with Section 11.2.1, the Borrowers shall immediately provide cash or Cash Equivalents to the Administrative Agent in an amount equal to the then Maximum Drawing Amount on all Letters of Credit issued for the account of the Borrower, which amount shall be held by the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as Cash Collateral for all Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section at any time from the date such amounts become due and payable (whether as stated in this Section, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand and shall accrue interest at the Default Rate.

     5.3 Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Administrative Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Administrative Agent as provided in Section 5.2 on or before the date that such draft is paid or other payment is made by the Issuing Bank or the Administrative Agent or, as a result of the applicable borrowing limits described therein being exceeded such Reimbursement Obligations are not satisfied by the making of a Revolving Loan bearing interest at the Base Rate applicable to Revolving Loans, the Administrative Agent may at any time thereafter notify the Revolving Credit Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 2:00 p.m. Eastern time on the Business Day next following the receipt of such notice, each such Revolving Credit Lender shall make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, such Revolving Credit Lender's Revolving Loan Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount equal to such Lender's Revolving Loan Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank or the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Lender's Revolving Loan Commitment Percentage of such Unpaid Reimbursement Obligation, shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Issuing Bank and the Administrative Agent to the Borrowers and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     5.4 Obligations Absolute. The Borrowers' obligations under this Section shall be joint, several, absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which either Borrower may have or have had against the Issuing Bank or the Administrative Agent, any Lender or any beneficiary of a Letter of Credit. The Borrowers further agree with the Administrative Agent and the Lenders that none of the Issuing Bank, the Administrative Agent and the Lenders shall be responsible for, and the Borrowers' Reimbursement Obligations under Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of either Borrower against the beneficiary of any Letter of Credit or any such transferee. None of the Issuing Bank, the Administrative Agent and the Lenders shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Issuing Bank, the Administrative Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and in the absence of gross negligence or willful misconduct, shall be binding upon the Borrowers and the Guarantors and shall not result in any liability on the part of the Issuing Bank, the Administrative Agent or any Lender to the Borrowers or Guarantors.

     5.5 Reliance by Issuer. To the extent not inconsistent with Section 5.4, the Issuing Bank and the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by such Person to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank or the Administrative Agent.

     5.6 Letter of Credit Fees. The Borrowers shall pay a fee in respect of each Letter of Credit issued for the account of either Borrower (in each case, a "Letter of Credit Fee"): (a) to the Administrative Agent in an amount equal to
(i) during such time as there is outstanding no Event of Default, the Applicable Margin per annum with respect to LIBOR Rate Loans that are Revolving Loans times the Maximum Drawing Amount of each such Letter of Credit, and (ii) during such time as there exists an Event of Default, 2% per annum above the otherwise applicable fee, which Letter of Credit Fee shall be for the accounts of the Lenders in accordance with their respective Revolving Loan Commitment Percentages; and (b) to the Issuing Bank in an amount equal to 0.125% per annum above the otherwise applicable fee, which amount shall be for the account of the Issuing Bank as a fronting fee. The Letter of Credit Fee shall be paid quarterly in arrears on the first Business Day of each Fiscal Quarter for the immediately preceding Fiscal Quarter. In respect of each Letter of Credit issued for the account of either Borrower, the Borrowers shall also pay to the Issuing Bank for the Issuing Bank's own account, at such other time or times as such charges are customarily made by the Issuing Bank, the Issuing Bank's customary issuance, amendment, negotiation, payment or document examination and other administrative fees as in effect and applicable from time to time.

          6.   CERTAIN GENERAL PROVISIONS.
               --------------------------

     6.1 Fees.

          6.1.1 Administrative Agent's Fee. The Borrowers shall pay to the Administrative Agent, for its own account, an administrative agent's fee as set forth in the Fee Letter (the "Administrative Agent's Fee"), in the amounts and at the times referred to therein.

          6.1.2 Closing Fees. The Borrowers shall pay to the Administrative Agent any additional fees set forth in the Fee Letter and not otherwise defined herein (the "Closing Fees"), in the amounts and at the times referred to therein.

     6.2 Payments to Administrative Agent. All payments of principal and interest on Loans and all Reimbursement Obligations, Fees and any other amounts due hereunder or under any of the other Loan Documents (unless the provisions of this Credit Agreement or another Loan Document require otherwise) shall be made on the due date thereof to the Administrative Agent in Dollars for the respective accounts of the Creditor Parties, by wire transfer of immediately available funds, at the Administrative Agent's Office or at such other place as the Administrative Agent may from time to time designate, in each case no later than 12:00 noon Eastern time, and in immediately available funds.

     6.3 No Offsets, Taxes Etc.

          6.3.1 No Offsets. Any and all payments by the Borrowers or Guarantors hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, unless such Taxes are required by law or the administration thereof to be deducted or withheld (all such Taxes, excluding the Excluded Taxes and Other Taxes, being referred to herein as "Covered Taxes"). If the Borrowers or Guarantors shall be required by law or the administration thereof to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (a) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the applicable Creditor Parties receive an amount equal to the sum they would have received if no such deduction or withholding had been made; (b) the Borrowers and Guarantors shall make such deductions or withholdings; and (c) the Borrowers and Guarantors shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law.

          6.3.2 Other Taxes. The Borrowers and Guarantors agree to pay, in a timely manner and in accordance with all applicable law, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as "Other Taxes") imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Borrowers or Guarantors hereunder or under any of the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Credit Agreement or any of the other Loan Documents.

          6.3.3 Indemnification. The Borrowers and Guarantors agree to indemnify each of the Creditor Parties for the full amount of Covered Taxes or Other Taxes not deducted, withheld and paid by the Borrowers or Guarantors in accordance with Sections 6.3.1 and 6.3.2 on amounts payable by the Borrowers and Guarantors under this Section which are paid by any of the Creditor Parties and any liability (including penalties and interest arising therefrom or with respect thereto, other than penalties and interest attributable solely to the gross negligence or willful misconduct of such Creditor Parties, as applicable) arising therefrom or with respect thereto, whether or not any such Covered Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within fifteen (15) days from the date a Creditor Party makes written demand therefor. A certificate as to the amount of such Covered Taxes or Other Taxes and evidence of payment thereof submitted to the Borrowers and Guarantors shall be conclusive, absent manifest error, of the amount due from the Borrowers or Guarantors to such Creditor Party.

          6.3.4 Non-U.S. Lenders. Each Creditor Party that is organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Lender") agrees that it shall, no later than the Closing Date (or, in the case of a Creditor Party which becomes a party hereto pursuant to this Credit Agreement after the Closing Date, on or prior to the date upon which such Creditor Party becomes a party hereto), and from time to time thereafter upon the reasonable request of the Borrowers (but only if such Non-U.S. Lender or beneficial owner is legally entitled to do so) deliver to the Borrowers and the Administrative Agent two properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, or any other form prescribed by applicable law as a basis for claiming exemption from (or reduction in) United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable law, in each case claiming complete exemption from, or reduced rate of, U.S. federal withholding tax and payments of interest hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or Section 881(c) of the Code, such Non-U.S. Lender (to the extent legally entitled to do so) shall deliver a certificate, in substantially the same form as Exhibit 6.3.4, to the Borrowers and the Administrative Agent, certifying that such Non-U.S. Lender or beneficial owner is not (A) a bank for purposes of Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder of any of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, and (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code. Each Non-U.S. Lender (i) agrees that it shall promptly notify the Borrowers and the Administrative Agent in the event any such representation provided pursuant to this Section is no longer accurate and (ii) agrees that it will deliver updated versions of the foregoing, as applicable, whenever any of the previous certifications provided herein has become inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Creditor Party to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement. All forms provided in this Section shall be delivered by each Non-U.S. Lender to the Borrowers and the Administrative Agent on or before the date it becomes a party to this Credit Agreement and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office").

          6.3.5 U.S. Lenders. Any Creditor Party that is not a Non-U.S. Lender and that may not be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii) shall deliver to the Borrowers on or prior to the date on which such Creditor Party becomes a Creditor Party under this Credit Agreement (and from time to time thereafter as prescribed by applicable law or upon the reasonable request of the Borrowers), two duly executed and properly completed copies of U.S. Internal Revenue Service Form W-9, or any successor form that such Creditor Party is entitled to provide at such time in order to comply with United States back-up withholding requirements. Notwithstanding any other provision in this Section, no amount shall be required to be paid to a Creditor Party under this Section with respect to backup withholding if there has been a notified underreporting pursuant to Section 3406(a)(1)(C) of the Code (or similar provision or successor provision) with respect to such Creditor Party.

          6.3.6 Pre-Existing Withholding Requirements. The Borrowers and Guarantors shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States federal withholding tax pursuant to this Credit Agreement to the extent that the obligation to withhold amounts with respect to United States federal withholding tax existed on the date such Non-U.S. Lender became a party to this Credit Agreement or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to the Loans; provided, however, that this clause shall not apply to the extent (i) the indemnity payment or additional amounts any transferee or assignee of any Creditor Party, or any Creditor Party through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such transferee or assignee, or Creditor Party making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of Section 6.3.4.

          6.3.7 Mitigation. Any Creditor Party claiming any indemnity payment or additional payment amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions), at the Borrowers' and Guarantors' expense, (a) to file any certificate or document reasonably requested in writing by the Borrowers, or (b) to change the jurisdiction of its applicable lending office if the making of such a filing or change (i) would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue,
     (ii) would not require such Creditor Party to disclose any information such Creditor Party deems confidential and (iii) would not, in the sole determination of such Creditor Party, be otherwise disadvantageous to such Creditor Party.

          6.3.8 Refunds. If any Creditor Party (including a transferee) determines in its sole discretion that it is entitled to claim a refund from a Governmental Authority in respect of Covered Taxes or Other Taxes with respect to which any of the Borrowers or Guarantors has paid additional amounts pursuant to this Section, it will promptly notify the applicable Borrower or Guarantor of the availability of such refund claim and shall, within twenty (20) days after receipt of a written request by such Borrower or Guarantor, make a claim to the Governmental Authority for such refund at such Borrower's or Guarantor's expense. If any Creditor Party receives a refund (including a refund made pursuant to the preceding sentence) in respect of any Covered Taxes or Other Taxes with respect to which a Borrower or Guarantor has paid additional amounts pursuant to this Section, such Creditor Party shall within ten (10) Business Days from the date of the receipt pay over such refund (solely to the extent of such Borrower's or Guarantor's payment, plus a pro rata portion of any interest paid by the relevant Governmental Authority with respect to such refund) to such Borrower or Guarantor, net of all out of pocket expenses of such Creditor Party incurred in connection with obtaining such refund, including reasonable attorneys fees; provided, however, that such Borrower or Guarantor, upon the request of such Creditor Party, agrees to repay the amount paid over to such Borrower or Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the applicable Creditor Party in the event such Creditor Party is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Creditor Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to a Borrower, a Guarantor or any other Person. Notwithstanding anything to the contrary, in no event will any Creditor Party be required to pay any amount under this Section the payment of which would place such Creditor Party in a less favorable net after-tax position than such Creditor Party would have been in if the additional amounts giving rise to such refund of any Covered Taxes or Other Taxes had never been paid.

          6.3.9 Evidence of Payment. The Borrowers and Guarantors shall furnish to the Administrative Agent and each of the Creditor Parties the original or a certified copy of a receipt evidencing any payment of Covered Taxes or Other Taxes made by the Borrowers or Guarantors as soon as such receipt becomes available.

          6.3.10 Survival. The provisions of this Section shall survive the termination of the Credit Agreement and repayment of all Obligations.

     6.4 Computations. All computations of interest on Loans, any Fees or any other amount due hereunder shall, unless otherwise expressly provided herein, be based on a 365/366-day year for Base Rate Loans, and a 360-day year for all other purposes, and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest and fees shall accrue during such extension.

     6.5 Interest Limitation. Notwithstanding any other term of this Credit Agreement or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder by the Lenders shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended or 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Credit Agreement or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum, shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

     6.6 Inability to Determine LIBOR Rate. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Administrative Agent shall in good faith determine or be notified by the Required Lenders that (a) adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period or (b) the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their LIBOR Rate Loans during such period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Lenders) to the Borrowers and the Lenders. In such event (i) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan and (iii) the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Administrative Agent or the Required Lenders determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Required Lenders, shall so notify the Borrowers and the Lenders.

     6.7 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to (i) make or maintain LIBOR Rate Loans, or (ii) perform its obligations in respect of any LIBOR Rate Loan, such Lender shall forthwith give notice of such circumstances to the Borrowers, the Administrative Agent and the other Lenders and thereupon
(a) the commitment of such Lender to make LIBOR Rate Loans or convert Loans of another Type to LIBOR Rate Loans shall forthwith be suspended, and (b) such Lender's Loans then outstanding as LIBOR Rate Loans if any such Loans exist, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrowers hereby agree promptly to pay to the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

     6.8 Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Creditor Party by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          6.8.1 Taxes. subject any Creditor Party to any Tax or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Creditor Party's Commitment or the LIBOR Rate Loans, or change in the basis of taxation of payments to such Creditor Party (other than Taxes, levies, imposts, charges, fees, deductions or withholdings covered by Section 6.3 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Creditor Party), or

          6.8.2 Reserves. impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Creditor Party), or

          6.8.3 Other Costs. impose on any Creditor Party any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, such Lender's or the Swingline Lender's Commitment, any Letters of Credit or, the LIBOR Rate Loans, and the result of any of the foregoing is:

               (a) to increase the cost to any Creditor Party of making, funding, issuing, renewing, extending or maintaining any of the LIBOR Rate Loans, such Commitment or any Letter of Credit, or

               (b) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Creditor Party hereunder on account of such Commitment, any Letter of Credit or any of the Loans, or

               (c) to require such Creditor Party to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Creditor Party from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Creditor Party at any time and from time to time and as often as the occasion therefor may arise, pay to such Creditor Party such additional amounts as will be sufficient to compensate such Creditor Party for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum upon presentation by such Creditor Party of a certificate in accordance with Section 6.10 hereof; provided that the Borrowers shall not be liable to any Creditor Party for costs incurred more than one hundred eighty (180) days prior to receipt by the Borrowers of such certificate from such Creditor Party, as applicable, unless such costs were incurred prior to such 180-day period solely as a result of such present or future applicable law being retroactive to a date which occurred prior to such 180-day period.

     6.9 Capital Adequacy. If after the date hereof any Creditor Party determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Creditor Party or any corporation controlling such Creditor Party with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Creditor Party's commitment with respect to any Loans to a level below that which such Creditor Party could have achieved but for such adoption, change or compliance (taking into consideration such Creditor Party's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Creditor Party to be material, then such Creditor Party may notify the Borrowers of such fact upon presentation of a certificate in accordance with Section 6.10 hereof. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers and such Creditor Party shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment to the compensation payable hereunder which will adequately compensate such Creditor Party in light of these circumstances. If the Borrowers and such Creditor Party are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Creditor Party's reasonable determination, provide adequate compensation; provided that the Borrowers shall not be liable to any Creditor Party for costs incurred more than one hundred eighty (180) days prior to receipt by the Borrowers of such notice. Each Creditor Party shall allocate such cost increases among its customers in good faith and on an equitable basis.

     6.10 Certificate. A certificate setting forth any additional amounts payable pursuant to Section 6.8 or Section 6.9 and a reasonably detailed explanation of such amounts which are due, submitted by any Creditor Party to the Borrowers, shall be prima facie evidence in the absence of manifest error that such amounts are due and owing.

     6.11 Mitigation Obligations; Replacement of Lenders.

          6.11.1 Designation of a Different Lending Office. If any Lender requests compensation, or the Borrowers are required to pay any additional amounts to or for the benefit of such Lender, pursuant to Section 6.7,
     Section 6.8 or Section 6.9, or if any Lender gives a notice pursuant to
     Section 6.7, then such Lender shall use reasonable efforts to designate a different Domestic Lending Office or LIBOR Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts compensable or payable pursuant to Section 6.7, Section 6.8 or Section 6.9, as the case may be, in the future, or eliminate the need for the notice pursuant to
     Section 6.7 as applicable, and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          6.11.2 Replacement of Lenders. If any Lender requests compensation, or the Borrowers are required to pay any additional amount to or for the benefit of any such Lender, under Section 6.7, Section 6.8 or Section 6.9, the Borrowers may replace such Lender in accordance with Section 6.14.

          6.11.3 Survival. All of the Borrower's Obligations under Section 6.7,
     Section 6.8, Section 6.9 and this Section shall survive termination of the Commitments and repayment of all other Obligations hereunder.

     6.12 Indemnity. The Borrowers agree to indemnify the Administrative Agent and each Lender and to hold each of them harmless from and against any loss, cost or expense that such Person may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to banks of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrowers in making a borrowing or conversion after a Borrower has given (or is deemed to have given) a Loan Request or a notice (in the case of all or any portion of the Loans pursuant to Section 2.3.4) or a Conversion Request relating thereto in accordance with Section 2.3.1 or 2.3.2 or (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

     6.13 Interest After Event of Default. At the Administrative Agent's discretion or upon written request of the Required Lenders, upon the occurrence and during the continuance of an Event of Default, the Borrowers shall pay interest on the principal amount of all outstanding Obligations (other than Obligations arising out of Derivative Agreements not directly relating to the Loans) and Letter of Credit Fees at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

     6.14 Replacement of Lenders. (a) If any Lender requests compensation, or the Borrowers are required to pay any additional amount to or for the benefit of such Lender, pursuant to Sections 6.7, 6.8 or 6.9, or if any Lender gives a notice pursuant to Section 6.7, (b) if any Lender is a Delinquent Lender; or (c) if any Lender refuses to consent, or unreasonably withholds, conditions or delays its consent, pursuant to Sections 23.1.1 or 23.1.2; then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 17), all of its interests, rights and obligations under this Credit Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations, provided that:

               (i) the Borrowers shall have paid to the Administrative Agent the processing and recordation fee specified in Section 17.2.2;

               (ii) such Lender shall have received payment of an amount equal to the outstanding principal of all Loans made by it, accrued interest thereon, accrued fees and all other amounts payable hereunder and under the other Loan Documents (including any amounts under Sections 6.7, 6.8 or 6.9) from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

               (iii) such assignment does not conflict with any applicable laws.

     A Lender shall not be required to make any such assignment or delegation pursuant to this Section if, prior to the consummation of such assignment, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

          7.   CONDITIONS PRECEDENT
               --------------------

The obligations of the Lenders to make the Loans, for the Issuing Bank to issue Letters of Credit, and for the Swingline Lender to make the Swingline Loans are subject to the following conditions precedent:

     7.1 Documents. The Creditor Parties shall have received each of the following, in form and substance reasonably satisfactory to such Creditor Parties and their respective counsel:

               (a) Counterparts of this Credit Agreement, and the other Loan Documents, including, without limitation, those documents reflected on the Closing Checklist attached to this Credit Agreement as Exhibit 7.1, duly executed and delivered by each of the parties thereto;

               (b) Such other documents, agreements and instruments and the completion of all actions as the Creditor Parties may reasonably request.

     7.2 Other Conditions Precedent to any Loans.

               (a) No Default shall have occurred and be continuing as of the date of the making of the Loan or would exist immediately after giving effect thereto.

               (b) All warranties and representations made by or on behalf of either of the Borrowers or any of the Guarantors to any of the Creditor Parties pursuant to the Loan Documents shall be true and accurate in all material respects.

               (c) The Creditor Parties shall be satisfied that the Pledge Agreements create or will create, as security for the Obligations, a valid and enforceable perfected first priority security interest in and Lien upon all of the Equity Collateral in favor of the Administrative Agent, on behalf of the Lenders and the Swingline Lender, subject to no other Liens.

               (d) In the good faith judgment of the Administrative Agent:

                    (i) No litigation, action, suit, investigation or other
               arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to result in a Material Adverse Effect; and

                    (ii) The Borrowers and the Guarantors shall have received
               all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of
               (1) any Applicable Law or (2) any agreement, document or instrument to which any such Person is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to have a Material Adverse Effect.

               (e) The Borrowers shall have paid the Lender such amounts as shall be due under the Fee Letter and shall have paid all other amounts required to be paid hereunder.

               (f) The ARCap Acquisition shall have been consummated in accordance with the terms of the ARCap Acquisition Agreement (or as otherwise agreed by the Arrangers and the Creditor Parties).

               (g) The Repayment Obligations shall have been fully paid and performed.

          8.   REPRESENTATIONS AND WARRANTIES
               ------------------------------

In order to induce the Creditor Parties to enter into this Credit Agreement and to make the Loans, each of the Borrowers, and each of the Guarantors, jointly and severally, represent and warrant to the Administrative Agent and to the Swingline Lender, the Issuing Bank and the Lenders as follows:

     8.1 Financial Information. True, accurate and complete consolidated financial statements of each Borrower and each Borrower's respective Subsidiaries, and consolidating financial statements for CM Corp., as of and for the period ended March 31, 2006 (the "Balance Sheet Date"), have been delivered to the Creditor Parties and the same fairly present in all material respects the financial condition of each Borrower, each Guarantor and each Pledged Entity as of the date thereof and no material and adverse change has occurred in such financial condition since the date thereof.

     8.2 Litigation. Except as set forth in Schedule 8.2, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of either Borrower or any Guarantors, threatened, against any of them or their respective Subsidiaries, before any court, tribunal or administrative agency or board that, if adversely determined, would reasonably be expected to, either in any case or in the aggregate, have a Material Adverse Effect, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     8.3 Good Title and No Liens. The Borrowers, the Guarantors and the Pledged Entities are the lawful owners of their respective assets and are and will be the lawful owners of such assets, free and clear of all liens and encumbrances of any nature whatsoever other than (i) as permitted in conjunction with this Credit Agreement, (ii) liens and encumbrances securing other Indebtedness incurred in connection with the conduct of business by such Persons in the ordinary course of their respective businesses consistent with past practices and listed on Schedule 8.3, or (iii) liens and encumbrances which are being released, terminated or discharged with the proceeds of the Term Loan.

     8.4 Franchise, Patents, Copyrights, Etc. Each of the Borrowers and each of the Guarantors possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, required for the conduct of its business substantially as now conducted, without known conflict with any rights of others, except to the extent the failure to own or have the same would not be reasonably expected to have a Material Adverse Effect.

     8.5 Entity Matters.

          8.5.1 Organization. Each of the Borrowers, each Guarantor and each of the Pledged Entities:

               (a) is the type of Business Entity, formed in the jurisdiction, and qualified to do business in the jurisdictions, as set forth on
          Schedule 8.5.1.

               (b) that purports to be a Delaware statutory trust is a duly organized validly existing statutory trust in good standing under the laws of the State of Delaware and is duly qualified in each jurisdiction where the nature of its business is such that qualification is required, except where failure to be so qualified would not result in a Material Adverse Effect, and has all requisite power and authority to conduct its business and to own its property as now conducted or owned and as contemplated by this Credit Agreement.

               (c) that purports to be a corporation is a duly organized validly existing corporation in good standing under the laws of the State of Delaware and is duly qualified in the jurisdiction where the nature of its business is such that qualification is required, except where failure to be so qualified would not result in a Material Adverse Effect, and has all requisite power and authority to conduct its business and to own its property as now conducted or owned and as contemplated by this Credit Agreement.

               (d) that purports to be a limited liability company is a duly organized validly existing limited liability company in good standing under the laws of the State of Delaware and is duly qualified in the jurisdiction where the nature of its business is such that qualification is required, except where failure to be so qualified would not result in a Material Adverse Effect, and has all requisite power and authority to conduct its business and to own its property as now conducted or owned.

          8.5.2 Ownership. The ownership of the Capital Stock of CM Corp., each of the Guarantors and each of the Pledged Entities is set forth on Schedule
     8.5.2. True and complete copies of each of the Governing Documents for each such Person is listed on Schedule 8.5.2 and has been furnished to the Administrative Agent by the Borrowers and the Guarantors.

          8.5.3 Taxpayer Identification Numbers. The taxpayer identification numbers and state organizational numbers (if applicable) of each Borrower, each Guarantor, each Pledged Entity and Origination Trust are accurately stated in Schedule 8.5.3.

          8.5.4 Equity Interests. The Borrowers, the Guarantors and Origination Trust are each the owner, free and clear of all liens and encumbrances (other than those created in favor of the Administrative Agent pursuant to the Loan Documents), of the Capital Stock which they purport to own of each of their respective Subsidiaries, all of which are listed on Schedule
     8.5.2. All shares of such Capital Stock constituting corporate shares have been validly issued and are fully paid and nonassessable, all shares or units of such Capital Stock constituting equity in other forms of entities (e.g. statutory trusts, limited liability companies or partnerships) are not subject to any calls or assessments, no rights to subscribe to any additional Capital Stock of any such Person have been granted, and no options, warrants, or similar rights are outstanding except as set forth in
     Schedule 8.5.4.

     8.6 Authorization. The execution and delivery of this Credit Agreement and the other Loan Documents to which each Borrower, any Guarantor or Origination Trust is to become a party and the performance by such Persons of the transactions contemplated hereby and thereby (i) are within the authority of each Borrower and each Guarantor, as applicable, (ii) have been duly authorized by all necessary corporate or trust action, as applicable, (iii) do not conflict with, result in any breach or contravention of or require any consent, waiver, authorization or approval under any legal requirement to which any such Person is subject or any judgment, order, writ, injunction, license or permit applicable to any such Person, as applicable, and (iv) do not conflict with any provision of any such Person's Governing Documents or any Contractual Obligation of any such Person, as applicable, except, in each case, where such conflict would not have a Material Adverse Effect.

     8.7 Valid and Binding. Each of the Loan Documents constitutes the legal, valid and binding obligation of each of the Borrowers, the Guarantors, and Origination Trust, party thereto, enforceable against each such Person in accordance with the respective terms thereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors generally and, with respect to the availability of the remedies of specific enforcement, subject to the discretion of the court before which any proceeding therefor may be brought.

     8.8 Deferred Compensation and ERISA. Except as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the Borrowers, the Guarantors, the Pledged Entities and each ERISA Affiliate are in material compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan. No ERISA Event has occurred or is reasonably expected to occur except ERISA Events that, individually or in the aggregate, could not reasonably be expected to result in a liability of any Borrower, Guarantor, Pledged Entity or ERISA Affiliate in excess of $1,000,000. Except to the extent required under Section 4980B of the Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of any Borrower, Guarantor, Pledged Entity or ERISA Affiliate. No Employee Benefit Plan that is a group health plan within the meaning of Part 6 of Title I of ERISA is self-insured or provides benefits by any means other the purchase of insurance. None of the Borrowers, Guarantors, Pledged Entities or any ERISA Affiliates has any Guaranteed Pension Plan except as may be designated to the Lender in writing by the Borrowers from time to time. As of the most recent valuation date for each Guaranteed Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate of all Guaranteed Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000; and no "Reportable Event" within the meaning of Section 4043 of ERISA has occurred with respect to any Guaranteed Pension Plan. The granting of the Loans, the performance by the Borrowers and the Guarantors of their respective obligations under the Loan Documents and the Borrowers', the Guarantors' and the Pledged Entities' conducting of their respective operations do not and will not violate any provisions of ERISA or any Employee Benefit Plan.

     8.9 No Materially Adverse Contracts, Etc. Neither Borrower, no Guarantor, no Pledged Entity, and none of their respective Subsidiaries is subject to, or in breach or default under, any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation, that has or is expected in the future to have, or where such breach or default has or is expected to have, a Material Adverse Effect. Neither Borrower, no Guarantor, no Pledged Entity, and none of their respective Subsidiaries is a party to, or in breach or default under, any contract or agreement that has or is expected to have, or where such breach or default has or is expected to have, any Material Adverse Effect.

     8.10 Compliance With Other Instruments, Laws, Etc. Neither Borrower, no Guarantor, no Pledged Entity, and none of their respective Subsidiaries is in violation of any provision of its Governing Documents, or any Contractual Obligations or any legal requirements, including, without limitation, with respect to any leverage limitations, or any environmental, hazardous substance or regulatory matter, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or result in a Material Adverse Effect.

     8.11 Tax Status. The Borrowers, the Guarantors, the Pledged Entities and their respective Subsidiaries (a) have filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which such Person is subject, and (b) have paid all Taxes shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings for which appropriate reserves have been taken and are being maintained in accordance with GAAP. Except for Taxes being contested as provided in clause (b) above, there are no unpaid Taxes in any material amount claimed to be due in writing by the taxing authority of any jurisdiction, and such Persons know of no basis for any such claim.

     8.12 Holding Company and Investment Company Acts. Neither Borrower, no Guarantor, no Pledged entity, and none of their respective Subsidiaries is a "holding company," or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 2005; nor are any such Persons an "investment company," or an "affiliated company" or a "principal underwriter" of an "investment company," as such terms are defined in the Investment Company Act of 1940.

     8.13 Certain Transactions. Except as set forth in Schedule 8.13 hereof, as of the date of this Credit Agreement, none of the Related Parties of either Borrower, any Guarantor, any Pledged Entity or any of their respective Subsidiaries is presently a party to any transaction with any such Persons (other than (a) for services as employees, officers, trustees, agents, attorneys, representatives, advisors or directors, or (b) transactions (i) with entities which are consolidated on the books of any such Person solely because of the application of FIN 46, and (ii) with public investment funds that would have been so consolidated under FIN 46 except for the rights of the investors in such funds to remove the general partners of such funds without cause), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     8.14 Loan Documents. All of the representations and warranties of the Borrowers and the Guarantors made in the Loan Documents are true and correct in all material respects.

     8.15 Regulations U and X. . No portion of the Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     8.16 Solvency. After the repayment of the Repayment Obligations, and taking into account the Obligations hereunder, each of the Borrowers, the Guarantors, the Pledged Entities and their respective Subsidiaries are individually, and on a consolidated basis, Solvent.

     8.17 No Material Change; No Default. There has been no (i) Material Adverse Effect, or (ii) Change in Control, in each case since the date of the Borrowers' and Guarantors' last financial statements most recently delivered to the Administrative Agent; and there is not currently outstanding any Default.

     8.18 Insurance. Each of the Borrowers, each of the Guarantors and each of the Pledged Entities maintains in full force and effect such insurance with financially sound and reputable insurers with respect to such Person's properties and business, against such casualties, liabilities and contingencies, as are in accordance with the general practices of reasonably prudent businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, and in such forms as are reasonable and prudent in the ordinary course of such Persons' business.

     8.19 Use of Proceeds. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes and uses specified in Section 3.

     8.20 Labor Matters. Except as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, as of the date hereof, there are no strikes, lockouts or slow downs against either Borrower, any Guarantor or Pledged Entity or any of their respective Subsidiaries pending or, to the knowledge of the Borrowers and Guarantors, threatened. The consummation of the transactions contemplated by this Credit Agreement will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which either Borrower, any Guarantor or Pledged Entity, or any of their respective Subsidiaries, is bound. The hours worked by and payments made to employees of any such Persons have not been in violation in any material respect of the federal Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters and all payments due from such Persons, or for which any claim may be made against any of such Persons, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Persons.

     8.21 Exchange Listing. CHC currently lists all of its common shares, and maintains trading privileges with respect to such Capital Stock, on the New York Stock Exchange, and such listing is valid, current, and in full force and effect, in compliance with all securities law and exchange rules, regulations and requirements.

     8.22 No Broker or Finder. Neither Borrower, no Guarantor, and no other Person acting on their behalf, has dealt with any broker, finder or other Person who or which may be entitled to a broker's or finder's fee, or other compensation, payable by the Creditor Parties, the Administrative Agent, the Agents, the Arrangers or the Book Managers in connection with the Loans, the execution and delivery of the Loan Documents, the consummation of the transactions contemplated hereby, and the performance of the Obligations.

     8.23 Information True, Complete and Not Misleading. All of the factual information provided by or on behalf of the Borrowers or the Guarantors that is contained or referred to in this Section and in the Schedules to this Credit Agreement, and in the certificates and opinions furnished to the Administrative Agent or the Lenders by or on behalf of the Borrowers and the Guarantors in connection with this Credit Agreement or any other Loan Document, is true, accurate and complete in all material respects, and omits no material fact necessary to make the same not misleading.

                            9. AFFIRMATIVE COVENANTS

For so long as this Credit Agreement is in effect, and until such time as all of the Obligations have been indefeasibly fully paid and performed, unless the Creditor Parties shall otherwise consent in the manner provided for in Section 23, the Borrowers and the Guarantors shall comply, jointly and severally, and shall cause all of their Subsidiaries to comply, with the following covenants:

     9.1 Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest, fees and other Obligations provided for in this Credit Agreement or any other Loan Document, all in accordance with the terms of this Credit Agreement and the other Loan Documents.

     9.2 Maintenance of Location and Office. Each Borrower and each Guarantor will maintain (i) its jurisdiction of formation in Delaware, and its chief executive office in New York, New York, or at such other jurisdiction or place in the United States of America as such Borrower or Guarantor shall designate by not less than thirty (30) days prior written notice to the Administrative Agent.

     9.3 Organizational Number. Neither Borrower, nor any Guarantor or Pledged Entity, will change its organizational number or taxpayer identification number, except upon thirty (30) days prior written notice to the Administrative Agent.

     9.4 Records and Accounts. Each Borrower and each Guarantor will keep, and cause each of their respective Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP.

     9.5 Delivery of Financial Statements and Notices.

          9.5.1 Financial Statements, Reports, Etc. Each Borrower, Issuer Trust, CharterMac Mortgage Capital and ARCap will furnish to the Administrative Agent (either physically or through electronic delivery reasonably acceptable to the Administrative Agent, which shall furnish to each Lender):

               (a) within ninety (90) days after the end of each Fiscal Year with respect to CHC, and within one hundred five (105) days after the end of each Fiscal Year with respect to each other such Person, its consolidated (and, with respect to CM Corp. and ARCap, consolidating) balance sheet and related statements of income, stockholders', partners' or members' (as the case may be) equity and cash flows showing the financial condition of such Person and its consolidated Subsidiaries as of the close of such Fiscal Year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding Fiscal Year (except that, with respect to CM Corp. and ARCap, comparative figures shall be provided beginning with the 2007 Fiscal Year and for each Fiscal Year thereafter). Such balance sheets and related statements for the Borrowers, Issuer Trust, CharterMac Mortgage Capital and ARCap shall be audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent; and shall be accompanied by an opinion of such accountants (which opinion shall not be qualified in any material respect), to the effect that such consolidated financial statements fairly present the financial condition and results of operations of such Person and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

               (b) within forty-five (45) days with respect to CHC and within sixty (60) days with respect to CM Corp., Issuer Trust, CharterMac Mortgage Capital and ARCap, after the end of each of the first three Fiscal Quarters of each fiscal year, each such Person's consolidated (and, with respect to CM Corp. and ARCap, consolidating) balance sheet and related statements of income, stockholders', partners' or members' (as the case may be) equity and cash flows showing the financial condition of such Person and its consolidated Subsidiaries as of the close of such Fiscal Quarter and the results of its operations and the operations of such Subsidiaries during such Fiscal Quarter and the then elapsed portion of the Fiscal Year, and comparative figures for the same periods in the immediately preceding Fiscal Year, all unaudited and certified by such Person's chief financial officer as fairly presenting the financial condition and results of operations of such Person and its consolidated Subsidiaries on a consolidated (and, in the case of CM Corp. and ARCap, a consolidating) basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

               (c) concurrently with any delivery of financial statements with respect to CHC under Clause (a) or (b) above, a certificate substantially in the form of Exhibit 9.5.1(c) (a "Compliance Certificate") of CHC's chief financial officer opining and certifying
          (i) that no Default has occurred or, if a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 10.14 through 10.17 and, (x) setting forth the Borrowers' calculation of Adjusted CAD, CAD, Consolidated Tangible Net Worth, Fixed Charges, Funded Debt and Net Proceeds, (y) certifying that there has been no change in the business activities, assets or liabilities of any Person reasonably likely to result in a Material Adverse Effect, or if there has been any such change, describing such change in reasonable detail, and, (z) certifying that the Borrowers and the Guarantors are in compliance with Section 10.13;

               (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by such Persons with the SEC, or with any national securities exchange, or distributed to its shareholders, partners or members, as the case may be;

               (e) promptly after the receipt thereof by any such Person or any Subsidiary, a copy of any "management letter" received by any such Person from its certified public accountants, and the management's response thereto; and

               (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of such Persons or any of their Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

               (g) Documents required to be delivered pursuant to Section 9.5.1(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such Person posts such documents, or provides a link thereto, on such Person's website on the internet; or (ii) on which such documents are posted on such Person's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

          9.5.2 Notices. With reasonable promptness, but in all events within five (5) Business Days after the Person described below has actual knowledge thereof:

               (a) Defaults. Each Borrower and each Guarantor will, and will cause each of their respective Subsidiaries to notify the Administrative Agent in writing of the occurrence of any act, event or condition which constitutes a Default under any of the Loan Documents, such notice to include a written statement of any remedial or curative actions which such Person proposes to undertake to cure or remedy any such Default before it becomes an Event of Default.

               (b) Equity Collateral. Each Borrower and each Guarantor will, and will cause each of their respective Subsidiaries to, give notice to the Administrative Agent in writing of any events relating to the Equity Collateral that materially adversely affect the rights of the Administrative Agent or any other Creditor Parties with respect thereto.

               (c) Litigation. Each Borrower and each Guarantor will, and will cause each of their respective Subsidiaries to, give notice to the Administrative Agent in writing of any litigation or proceedings threatened or any pending litigation and proceedings affecting any such Person involving an amount in controversy exceeding $2,000,000, or with respect to any of the foregoing Persons, that could reasonably be expected to have a Material Adverse Effect, and stating the nature and status of such litigation or proceedings. Each Borrower and each Guarantor will, and will cause each of their respective Subsidiaries to, give notice to the Administrative Agent in writing in form and detail reasonably satisfactory to the Administrative Agent of any judgment in excess of $2,000,000 not covered by insurance, final or otherwise, against such Persons.

          Notwithstanding the foregoing, the parties hereto agree that the litigation listed on Schedule 8.2 hereto shall be excluded from the notice provisions of this Section.

               (d) Change in Credit Rating. Each Borrower and each Guarantor will, and will cause each of their respective Subsidiaries to, give notice to the Administrative Agent in writing of any change in any such Person's credit rating, or the credit rating pertaining to any debt obligations of any such Person, as determined by Moody's, S&P or any other nationally recognized rating service from time to time.

               (e) Management. The Borrowers and Guarantors will provide to the Administrative Agent prompt notice in the event the relationship of any of their respective officers or other members of senior management will be terminating.

               (f) Material Adverse Change. Each Borrower and each Guarantor will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent in writing of any events or circumstances that are reasonably likely to cause a Material Adverse Effect.

          9.5.3 True, Accurate and Complete Financial Statements. All financial statements furnished hereunder shall be true, accurate and complete in all material respects and shall fairly present in all material respects the financial condition of such Persons as of the date thereof.

     9.6 Existence; Conduct of Business.

          9.6.1 Statutory Trusts. Each of the Borrowers, the Guarantors and the Pledged Entities, if any, that are organized as statutory trusts (see
     Schedule 8.5.1) will (a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware statutory trust, (b) preserve and keep in full force all of its rights and franchises, except where such failure would not have a material adverse effect on the business, assets or condition, financial or otherwise, of such Person and (c) only engage in Permitted Businesses and as contemplated by its Governing Documents.

          9.6.2 Corporations. Each of the Borrowers, the Guarantors and the Pledged Entities, if any, that are organized as Corporations (see Schedule 8.5.1) will (a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware corporation, (b) preserve and keep in full force all of its rights and franchises, except where such failure would not have a material adverse effect on the respective business, assets or condition, financial or otherwise, of the Borrower, and (c) only engage in Permitted Businesses and as contemplated by its Governing Documents.

          9.6.3 Limited Liability Companies. Each of the Borrowers, the Guarantors and the Pledged Entities, if any, that are organized as limited liability companies (see Schedule 8.5.1) will (a) do or cause to be done all things necessary to preserve and keep in full force and effect such Person's existence as a Delaware limited liability company, (b) preserve and keep in full force all of such Person's rights and franchises, except where such failure would not have a material adverse effect on the business, assets or condition, financial or otherwise, of such Person, and
     (c) only engage in Permitted Businesses and as contemplated by such Person's Governing Documents.

     9.7 Insurance. Each of the Borrowers, each of the Guarantors, each of the Pledged Entities and their respective Subsidiaries shall maintain with respect to its business operations, and shall cause each of their respective Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to such properties and its business against such casualties, liabilities and contingencies as shall be in accordance with the general practices of reasonably prudent businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms, covering such risks and for such periods as may be reasonably acceptable to the Administrative Agent. At the Administrative Agent's request from time to time, the Borrowers and Guarantors shall provide a comprehensive or partial list (as requested) of all such policies and true, correct and complete copies of some or all such policies, as may be requested.

     9.8 Taxes and Trade Debt. The Borrowers and each Guarantor and Pledged Entity will, and will cause each of their Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, except for those Taxes which any such Person is contesting in good faith by appropriate proceedings and with respect to which appropriate reserves have been established and are being maintained in accordance with GAAP.

     9.9 Compliance with Laws, Contracts, Licenses, and Permits. Each Borrower, each Guarantor and each Pledged Entity will, and will cause each of their respective Subsidiaries to, comply with (a) all applicable legal requirements now or hereafter in effect wherever its business is conducted, (b) the provisions of its Governing Documents, and (c) all of its Contractual Obligations (except during any period where such compliance is not permitted by the terms of this Credit Agreement), except to the extent the failure to comply with any of the foregoing would not be reasonably expected to result in a Material Adverse Effect. If at any time while any Obligation is outstanding, any authorization, consent, permit or license from any Governmental Authority, or other third party consents, approvals, or notifications, shall become necessary or required in order that any such Person may fulfill any of its respective Obligations under any of the Loan Documents, such Person will promptly take or cause to be taken all reasonable steps within its respective power to obtain such authorization, consent, permit or license, or other third party consents, and to provide such notifications, and furnish the Administrative Agent with evidence thereof.

     9.10 Indemnification Against Payment of Brokers' Fees. Each Borrower and each Guarantor agrees to defend, indemnify and hold harmless the Administrative Agent and each other Creditor Party from and against any and all liabilities, damages, penalties, costs, and expenses, relating in any manner to any brokerage or finder's fees in respect of the Loans (except as resulting from any arrangements or agreements made with any broker or finder by the Administrative Agent or another Creditor Party).

     9.11 Fiscal Year. The fiscal year of each Borrower and each Guarantor (and each of their Subsidiaries) presently ends on December 31 of each year. If any of the Borrowers, the Guarantors or their Subsidiaries shall change their fiscal year end, such Person shall promptly furnish the Administrative Agent with thirty (30) days prior written notice thereof.

     9.12 Place for Records; Inspection. The Borrowers, the Guarantors and the Pledged Entities shall maintain all of their business records at the address specified in Section 18 of this Credit Agreement. Upon reasonable notice and at reasonable times during normal business hours, the Administrative Agent shall have the right to examine each Borrower's, each of the Guarantor's, and each Pledged Entity's property and make copies of and abstracts from each such Person's books of account, correspondence and other records and to discuss their respective financial and other affairs with any of their respective senior officers and any accountants hired by any such Person, it being agreed that the Administrative Agent and each Lender receiving any such information shall hold such information in confidence in accordance with the provisions of Section 25 hereof. Any transferee of any portion of the Loans or any holder of a participation interest in the Loans shall be entitled to deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Loans or of further participation interests therein; provided, however, that the Administrative Agent, or any Lender, transferee, holder or participant shall be bound by the confidentiality provisions of
Section 25.

     9.13 Replacement Documentation. Upon receipt of an affidavit of an officer of the Administrative Agent or a Lender as to the loss, theft, destruction or mutilation of any Note, or as to any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Loan Document, each Borrower, each Guarantor and Origination Trust will promptly issue, in lieu thereof, a replacement Note or other Loan Document which shall be, as applicable, in the same principal amount thereof and otherwise of like tenor.

     9.14 Further Assurances. Each Borrower and each Guarantor will cooperate with, and will cause each of its Subsidiaries to cooperate with, the Administrative Agent and execute such further instruments and documents as the Administrative Agent shall reasonably request to carry out to the Administrative Agent's reasonable satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

     9.15 Guaranties. Each of the Guarantors shall at all times comply with the terms and conditions of its respective Guaranty.

     9.16 Additional Information. Without derogating the Borrowers' obligations hereunder, and each Guarantor's obligations pursuant hereto and to its respective Guaranties, each Borrower and each Guarantor will promptly supply the Administrative Agent with such additional information relating to this Credit Agreement and the other Loan Documents and the performance of the Obligations contemplated hereby and thereby as the Administrative Agent may hereafter reasonably request from time to time.

     9.17 Exchange Listing. CHC shall maintain at least one class of its common shares having trading privileges on the New York Stock Exchange, the American Stock Exchange or another nationally recognized exchange acceptable to the Administrative Agent and the Required Lenders.

     9.18 CAD Covenant; Additional Guarantors and Pledged Entities.

          9.18.1 CAD Covenant. The Borrowers and Guarantors shall cause the CAD generated in the aggregate by the Borrowers, the Guarantors (other than CharterMac Capital Company), and the Pledged Entities to comprise at least 90% of the CAD of CHC on a consolidated basis (excluding CAD generated by Centerbrook) (the "CAD Covenant").

          9.18.2 Additional Guarantors or Pledged Entities. Unless there exists a Valid Business Impediment, the Borrowers and the Guarantors shall cause additional Persons to become Guarantors from time to time so as to assure compliance with the CAD Covenant. In the event that there exists a Valid Business Impediment to such a Person becoming a Guarantor hereunder, the Borrowers and the Guarantors shall cause the holders of all the Capital Stock of such Person to be pledged to the Administrative Agent in order for such Person to become a Pledged Entity.

     9.19 Issuer Trust Preferred Shares Covenants. Issuer Trust shall maintain with no material modifications all covenants applicable to and binding upon Issuer Trust Preferred Shares; provided, however, that with respect to the so-called leverage covenant applicable thereto, such covenant may be modified to provide that the maximum leverage against the fair market value of Issuer Trust's bond assets, including all existing and future Issuer Trust Preferred Shares or similar obligations, shall be no more than 85%.

     9.20 Ownership of CM Corp., Guarantors and Pledged Entities.

               (a) Holding Trust shall hold at all times, beneficially and of record, 100% of the Issuer Trust Common Shares and voting control of Issuer Trust, on a fully diluted basis, assuming the conversion of all convertible securities, the granting of all authorized options and equity awards and the exercise of all options, warrants, subscription rights, preemptive rights and other similar rights.

               (b) Holding Trust and Issuer Trust shall not issue any additional Capital Stock or any rights or instruments convertible into Capital Stock, other than issuances of Issuer Trust Preferred Shares.

               (c) CHC shall hold at all times, beneficially and of record, (i) all of the Capital Stock of CM Corp., (ii) all of the Capital Stock of CM ARCap Investors LLC (iii) 100% of the Common Shares of Beneficial Interest of Holding Trust (as defined in the Governing Documents of Holding Trust), and (iv) 100% of the Common Shares of Beneficial Interest of Holding Trust II (as defined in the Governing Documents of Holding Trust II).

               (d) Holding Trust II shall hold at all times, beneficially and of record, 100% of the Charter Mac Equity Issuer Trust II Common Shares (as defined in the Governing Documents of Charter Mac Equity Issuer Trust II) and voting control of Charter Mac Equity Issuer Trust II.

               (e) CM ARCap Investors LLC shall hold at all times, beneficially and of record, 100% of the "Common Units" of ARCap (as defined in ARCap's Governing Documents).

               (f) ARCap shall hold at all times, beneficially and of record, 99.99% of the Capital Stock of ARCap REIT, Inc.

               (g) ARCap REIT, Inc. shall hold at all times, beneficially and of record, all of the Capital Stock of (i) ARCap 2004-RR3
          Resecuritization, Inc., (ii) ARCap 2005-RR5 Resecuritization, Inc., and (iii) ARCap Finance Corporation.

               (h) CM Corp. shall hold at all times, beneficially and of record,
          (i) all of the Common Units of CharterMac Capital Company (as defined in the Governing Documents of CharterMac Capital Company, (ii) 1% of the Capital Stock of CharterMac Capital, (iii) all of the Capital Stock of CharterMac Mortgage Capital, (iv) 15.5% of the Capital Stock of CharterMac Residual Holder, and (v) all of the Capital Stock of ARCap Servicing, Inc.

               (i) CharterMac Capital Company shall hold at all times, beneficially and of record, 99% of the Capital Stock of CharterMac Capital.

               (j) Origination Trust shall hold at all times, beneficially and of record, 84.5% of the Capital Stock of CharterMac Residual Holder.

               (k) CM Corp. shall maintain at all times direct and indirect ownership of at least 51% of the voting and common equity interests in the Capital Stock of Centerbrook and Centerbrook Holdings LLC.

                   10. NEGATIVE COVENANTS; FINANCIAL COVENANTS

For so long as this Credit Agreement is in effect, and until such time as all of the Obligations have been indefeasibly fully paid and performed, unless the Creditor Parties shall otherwise consent to the extent and in the manner set forth in Section 23, the Borrowers and the Guarantors shall comply, jointly and severally, with the following covenants:

     10.1 Liens. The Borrowers and Guarantors shall not create, incur or assume, and they shall not permit or suffer any Pledged Entity creating, incurring or assuming, any Lien upon or with respect to any of such Person's assets, including, without limitation, any Capital Stock, except (collectively, "Permitted Liens"):

          10.1.1 Affordable Housing Syndications. Liens on Capital Stock in Affiliates that own multi-family affordable housing projects granted by such Persons to secure capital contribution obligations, or Liens granted by such Affiliates, in the ordinary course of CHC's Subsidiaries' multi-family affordable housing business;

          10.1.2 Governmental Charges. Liens or charges for current Taxes which are not delinquent or which remain payable without penalty, or the validity of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof provided the obligor with respect thereto shall have set aside on its books and shall maintain adequate reserves for their payment in conformity with GAAP;

          10.1.3 Liens Contemplated Hereby. Liens in favor of the Administrative Agent, on behalf of the Lenders, pursuant to and as contemplated by the terms hereof and by the terms of the other Loan Documents;

          10.1.4 CMCC Mortgage Warehouse Line. Liens pursuant to and as contemplated by the CMCC Mortgage Warehouse Line (provided, however, that no Lien in connection with the CMCC Mortgage Warehouse Line gives rise to any interest in any of the Collateral);

          10.1.5 ARCap. Liens created in the ordinary course of business consistent with past practices in connection with non-recourse repurchase arrangements by ARCap and its Subsidiaries;

          10.1.6 Existing Liens. Liens existing on the date hereof and listed on
     Schedule 8.3 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by
     Section 10.3;

          10.1.7 Mechanics Liens, etc. Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty
     (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

          10.1.8 Pledges & Deposits. Pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

          10.1.9 Bids. Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          10.1.10 Easements. Easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

          10.1.11 Judgments. Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.1.7;

          10.1.12 Purchase Money. Liens securing Indebtedness permitted under
     Section 10.3.1(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

          10.1.13 Precautionary UCC Financing Statements. The interest of a lessor under Liens arising from precautionary UCC financing statement filings regarding leases (other than Indebtedness) entered into by such Persons in the ordinary course of business;

          10.1.14 Set-Off. Liens that are contractual or statutory set-off rights arising in the ordinary course of business with financial institutions; and

          10.1.15 Licenses. Any interest or title of a licensor, lessor or sublessor under any license or lease agreement pursuant to which rights are granted to such Persons.

     10.2 Double Negative Pledge.

          10.2.1 Negative Pledge. CM Corp. shall not grant, create, or suffer to be granted or created, any Lien on the Capital Stock in Centerbrook Holdings LLC or CharterMac Mortgage Capital.

          10.2.2 Double Negative Pledge. Other than pursuant to the terms of this Credit Agreement, in no event shall CM Corp. agree with, or become obligated to, any other Person to refrain from granting or creating a Lien on Capital Stock in Centerbrook Holdings LLC or CharterMac Mortgage Capital.

     10.3 Indebtedness. The Borrowers and Guarantors shall not incur, assume or become obligated with respect to, or permit or suffer any Pledged Entity incurring, assuming or becoming obligated with respect to, directly or indirectly, any Indebtedness (on a consolidated and individual basis) except the following (collectively, "Permitted Indebtedness"):

          10.3.1 Borrowers, Guarantors and Pledged Entities. With respect to the Borrowers, the Guarantors and the Pledged Entities:

               (a) Indebtedness for borrowed money existing on the date of this Credit Agreement, listed and described, but only to the extent so listed and described, on Schedule 10.3.1;

               (b) Indebtedness for Taxes to the extent that payment thereof shall at the time not be required to be made in accordance with
          Section 9.8;

               (c) Indebtedness on open account incurred by any such Person for the purchase price of services, materials and supplies in the ordinary course of business (not as a result of borrowing), so long as all of such open account



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          Indebtedness shall be promptly paid and discharged when due or in conformity with customary trade terms and practices, except for any such open account Indebtedness which is being contested in good faith by such Person and as to which adequate reserves required by GAAP have been established and are being maintained and as to which no Lien has been placed on any property of such Person;

               (d) Indebtedness consisting of obligations owed by a Borrower, Guarantor or a Pledged Entity to any of their respective Affiliates; provided, however, that if any such Affiliate is not a Borrower or a Guarantor, such Indebtedness must be subordinated to the Obligations in accordance with the Intercompany Subordination Agreement upon terms and conditions satisfactory to the Administrative Agent;

               (e) Indebtedness in respect of capital leases and purchase money obligations for fixed or capital assets within the limitations set forth in Section 10.1.12, provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

               (f) Indebtedness incurred on a non-recourse basis (other than recourse permitted under Section 10.3.2(b));

               (g) Indebtedness consisting of Obligations; and

               (h) Indebtedness consisting of cash management charges, or arising out of ACH services, in each case incurred in the ordinary course of business.

          10.3.2 CHC and CM Corp. With respect to CHC and CM Corp. without duplication:

               (a) The Obligations;

               (b) Risk-Adjusted Contingent Liabilities not to exceed in the aggregate $450,000,000; and

               (c) Liabilities incurred pursuant to Derivative Agreements in the ordinary course of business and not for speculation.

          10.3.3 CHC. With respect to CHC, without duplication:

               (a) Liabilities of CHC incurred in the ordinary course of business similar to CHC's existing securitization programs, or any similar secured financing program, or other securitization programs upon terms and conditions consistent with the market for such programs, but not incurred through the borrowing of money;

               (b) Indebtedness to Fannie Mae, Freddie Mac, GNMA, FHA or other parties with whom CHC or its Subsidiaries originate, sell, repurchase or service mortgage loans, to the extent directly relating to or arising out of such origination, sale, repurchase, or servicing in the ordinary course of business;

               (c) Indebtedness secured by real property acquired upon foreclosure of mortgages, to the extent directly related to such real property, not in excess of the fair market value thereof, and reasonably expected by CHC to be recovered from the sale or other disposition of the subject real property;

               (d) Senior Unsecured Indebtedness not to exceed $300,000,000 in aggregate principal face amount; and

               (e) Subordinated Debt.

          10.3.4 CM Corp. With respect to CM Corp., without duplication:

               (a) Preferred or structured debt or equity which shall be subordinated to the Loans upon terms and conditions satisfactory to the Administrative Agent; and

               (b) Counterparty-type exposure relating to guaranteed tax credit funds.

          10.3.5 ARCap. With respect to ARCap and its Subsidiaries, without duplication: non-recourse repurchase arrangements, in each case entered into in the ordinary course of business consistent with past practices.

          10.3.6 Issuer Trust. Indebtedness to the extent permitted under
     Section 9.19.

     10.4 Merger; Ownership Interests; Sale of Assets.

     The Borrowers and Guarantors shall not, and shall not permit or suffer any of the Pledged Entities to, with respect to each such Person:

          10.4.1 Mergers, Consolidations and Asset Sales. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of such Person, except that, provided that there is not then in existence any Event of Default and no Event of Default will occur as a result of such a transaction, any of the Borrowers, the Guarantors or the Pledged Entities may enter into a merger or consolidation in which such Person is the surviving entity.

          10.4.2 Other Asset Transfers. The Borrowers and the Guarantors shall not effect, and shall not permit or suffer the Pledged Entities effecting, any sale, disposition, contribution or other transfer of their respective tangible or intangible assets other than (a) in connection with securitizations and other transactions consummated in the ordinary course of business consistent with past practices, (b) sales, dispositions, contributions or

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     other transfers to other entities included among the Borrowers, the
     Guarantors and the Pledged Entities, and (c) sales generating Asset Sale Proceeds applied to prepay the Loans in accordance with the terms of
     Section 4.2.2.

     10.5 Loans, Guarantees and Investments. The Borrowers and Guarantors will not make, and will not permit or suffer any of the Pledged Entities making, any loans, advances or extensions of credit to any Person, or making any guaranty or surety for any Person, except (a) in the ordinary course of business consistent with past practices (including, without limitation, entering into joint ventures), (b) advances to the Borrowers', the Guarantors', the Pledged Entities' or their respective Subsidiaries' employees in the ordinary course of business for reasonable expenses to be incurred by such employees for the benefit of such advancing Person, (c) advances to the Borrowers', the Guarantors', the Pledged Entities', or their respective Subsidiaries' employees, directors or individuals serving in similar capacities in connection with co-investment programs in managed funds, to the extent such advances are permitted by applicable law and to the extent such advances do not exceed in the aggregate at any time outstanding $10,000,000 (such $10,000,000 limit to be reduced dollar for dollar by the amount of any such advances that are forgiven rather than repaid), (d) acquisitions within Permitted Businesses, (e) other transactions expressly permitted by or contemplated under the terms of this Credit Agreement, (f) investments in direct obligations of the United States of America or of any state, U.S. federal agency obligations and commercial paper designated as "prime" by the national credit office of Dun & Bradstreet, and (g) CHC and CM Corp. may incur Risk-Adjusted Contingent Liabilities consistent with the terms of Section 10.3.2(b).

     10.6 Distributions Prior to Default. CHC shall make no Distributions so as to cause the aggregate Distributions made by CHC, during the one year period ending on the date of the most recent Distribution, to exceed CHC's CAD for the four consecutive Fiscal Quarter period most recently ended; provided, however, that Distributions in an aggregate amount not greater than $30,000,000 in excess of CAD may be made solely in connection with and to the extent such Distributions are attributable to CHC's equity buy back program of any or all of the original 1,500,000 shares designated for purchase under such program (as adjusted for any share splits affecting such shares), as described in CHC's Filings in effect on the date hereof.

     10.7 Distributions After Default.

          10.7.1 CHC. CHC shall not make any Distributions so long as either (a) an Event of Default has occurred and is continuing or would be caused by the making of any such Distribution, or (b) a Default arising out of a breach of any of Sections 9.1, 9.18, or 10.14 through 10.17, has occurred and is continuing or would be caused by the making of any such Distribution.

          10.7.2 Guarantors and Pledged Entities. So long as a Default has occurred and is continuing or would be caused by the making of any Distributions, CM Corp., the Guarantors and the Pledged Entities shall not make any Distributions to any Persons other than to a Person that is a Borrower or a Guarantor.

     10.8 Affiliate Indebtedness. So long as a Default has occurred and is continuing, no Borrower, Guarantor or Pledged Entity will make any payments to any Affiliate that is not a

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Borrower or Guarantor on account of any Indebtedness owed by such Person to such
Affiliate, other than: (a) reimbursements for the payment of Taxes; and (b) payments in order to cover operating expenses incurred in the ordinary course of business, provided that such expenses are upon terms and conditions no more favorable to such Affiliate than would be available in an arms-length transaction between independent parties.

     10.9 Purchase of Margin Stock. Except with the prior written consent of the Administrative Agent, the Borrowers and the Guarantors shall not utilize and shall not permit or suffer any other Person utilizing, any part of the proceeds of the Loans to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     10.10 Transactions with Affiliates. Except as permitted by Section 10.1, or with the prior written consent of the Administrative Agent, the Borrowers and the Guarantors shall not enter, and shall not permit or suffer the Pledged Entities entering, into any purchase, sale, lease or other transaction with an Affiliate (other than the Borrowers, the Guarantors or the Pledged Entities), except in the ordinary course of business on terms that are no less favorable to the Borrower, Guarantor or Pledged Entity, as the case may be, than those that might be obtained at the time in a comparable arm's-length transaction with any Person who is not an Affiliate.

     10.11 Amendment to Governing Documents. Except with the prior written consent of the Administrative Agent, the Borrowers, Guarantors and Pledged Entities shall not amend or agree with any Person to vary the terms of any of their respective Governing Documents; provided, however, that any such Person may enter into such amendments or agreements if such change or amendment does not or will not adversely affect (a) the liability, risk or rights of any Creditor Party under any of the Loan Documents or in connection with any of the transactions contemplated hereby or thereby, or (b) the status of such Person as an entity that would not be substantively consolidated with any other of the Borrowers, the Guarantors or the Pledged Entities in the event any of them is the debtor in any bankruptcy proceeding.

     10.12 Business Lines. The Borrowers and the Guarantors shall not engage, and shall not permit or suffer any Pledged Entity engaging, in any business lines, other than their respective primary lines of business as of the date of this Credit Agreement, which permitted business lines include tax exempt bond origination, tax credit syndication, commercial mortgage banking and credit enhancement through Centerbrook; and such Persons may also engage in other lines of business relating to real estate finance and asset management (collectively, "Permitted Businesses").

     10.13 Competing Businesses. The Borrowers and the Guarantors will not create, own or operate, and will not permit or suffer any Pledged Entity creating, owning or operating, any operating business that would compete directly with a business which CHC or any of its Subsidiaries operates or in which CHC or any of its Subsidiaries has any interest, unless the Person pursing such competing operating business becomes a Guarantor (or, if there is a Valid Business Impediment to such Person becoming a Guarantor, a Pledged Entity) upon terms and conditions acceptable to the Administrative Agent.

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     10.14 Consolidated Tangible Net Worth. CHC's Consolidated Tangible Net
Worth shall at all times be equal to or greater than the sum of (a) $300,000,000 plus (b) 75% of Net Proceeds raised after June 1, 2006.

     10.15 Adjusted CAD to Fixed Charges Ratio. CHC shall maintain at the end of each Fiscal Quarter for the four Fiscal Quarter period then ending a ratio of Adjusted CAD to Fixed Charges equal to or greater than 2.75 to 1.00.

     10.16 Minimum CAD. CHC shall maintain (a) for each four Fiscal Quarter period ending on or before September 30, 2007: CAD of $100,000,000 or more; (b) for each four Fiscal Quarter period ending after September 30, 2007 and on or before March 31, 2009: CAD of $110,000,000 or more; and (c) for each four Fiscal Quarter period ending on or after June 30, 2009: CAD of $120,000,000 or more.

     10.17 Funded Debt to Adjusted CAD Ratio. CHC shall maintain at the end of each Fiscal Quarter, for the four Fiscal Quarters then ending, a ratio of Funded Debt to Adjusted CAD equal to or less than 4.00 to 1.00.

                                  11. DEFAULT

     11.1 Events of Default. Each of the following events or circumstances, unless cured within any applicable grace period set forth or referred to below in this Section, shall constitute an "Event of Default":

          11.1.1 Failure to Pay.

               (a) The Borrowers shall fail to pay any principal on any of the Loans as and when the same shall become due and payable; or

               (b) The Borrowers shall fail to pay any interest or any other Obligation under the Loans within five (5) days of when the same is due and payable;

          11.1.2 Failure to Perform. Either Borrower, any Guarantor or Origination Trust shall: (a) fail to comply with any of its Negative Covenants and Financial Covenants; (b) fail to comply, within thirty (30) days after such Person receives notice of such failure from the Administrative Agent or from any Lender, with any of its other agreements and covenants contained herein which are not otherwise referenced herein (such thirty day period to be extended at the discretion of the Administrative Agent (but not beyond forty-five (45) days) if such failure can be cured, the Borrowers and Guarantors have promptly commenced and are diligently pursuing a cure and the Administrative Agent determines that such extension is reasonably necessary in order to effect such a cure); or
     (c) fail to comply with any of its other agreements, covenants, liabilities and obligations contained in any of the other Loan Documents beyond any applicable notice and grace periods;

          11.1.3 Breach of Representation or Warranty. Any representation or warranty of either Borrower, any Guarantor or Origination Trust in this Credit Agreement or any



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     of the other Loan Documents shall have been false or misleading in any material respect upon the date when made or deemed to have been made or repeated;

          11.1.4 Failure to Pay Other Indebtedness. Either Borrower, any Guarantor, Origination Trust or any Pledged Entity shall be in default or breach of any recourse or non-recourse obligations aggregating $10,000,000 or more, and the effect thereof is (i) to cause an acceleration, mandatory redemption or other required repurchase of such obligations, or (ii) to permit the holder(s) of such obligations to accelerate the maturity of any such obligations or require a redemption or other repurchase of such obligations; or any such obligations shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

          11.1.5 Insolvency. Either Borrower, any Guarantor, Origination Trust or any Pledged Entity shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of any such Person's assets or shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any such Person and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein;

          11.1.6 Involuntary Proceedings. (i) The filing of any case or other proceeding against either Borrower, any Guarantor, Origination Trust or any Pledged Entity under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect and such case or proceeding is not controverted within twenty (20) days and dismissed within sixty (60) days of its commencement; (ii) a decree or order is entered appointing a such trustee, custodian, liquidator or receiver for any such Person, or adjudicating any such Person bankrupt or insolvent, or approving a petition in any such case or other proceeding; or (iii) a decree or order for relief is entered in respect of any such Person, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          11.1.7 Judgments. There shall remain in force, undischarged, unsatisfied, unstayed or unvacated, or not bonded pending appeal, for more than ninety (90) days, whether or not consecutive, any uninsured final judgment against either Borrower, any Guarantor, Origination Trust or any Pledged Entity that, with other outstanding uninsured final judgments, undischarged, against such Persons in the aggregate exceeds in the aggregate $10,000,000.00;

          11.1.8 Cancellation of Loan Documents. If any of the Loan Documents shall be canceled, terminated, revoked or rescinded or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be

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     commenced by or on behalf of either Borrower, any Guarantor, Origination
     Trust or any Pledged Entity, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          11.1.9 ERISA. There occurs one or more ERISA Events that individually or in the aggregate results in or otherwise is associated with liability of any Borrower, Guarantor, Pledged Entity or ERISA Affiliate in excess of $1,000,000 annually; provided, however, that it shall be an Event of Default if there exists, as of any valuation date for a Guaranteed Pension Plan, or in the aggregate for all Guaranteed Pension Plans (excluding Guaranteed Pension Plans with assets in excess of benefit liabilities) an excess of the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such plan) of benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over the fair market value of the assets of such plan, only if such excess individually or in the aggregate for all Guaranteed Pension Plans (excluding in such computation any Guaranteed Pension Plans with assets greater than benefit liabilities) exceeds $1,000,000 annually.

          11.1.10 Indictment. Either Borrower, any Guarantor, Origination Trust or any Pledged Entity shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such Person;

          11.1.11 Material Adverse Change. There shall have occurred any change in or to the assets, liabilities, financial condition, business operations, or prospects of either Borrower, any Guarantor, any Pledged Entity or any of their Subsidiaries, which change taken as a whole constitutes a Material Adverse Effect.

     11.2 Remedies Upon Event of Default.

          11.2.1 Accelerate Debt. The Administrative Agent may, and with the direction of the Required Lenders shall, declare the Obligations evidenced by this Credit Agreement and the other Loan Documents immediately due and payable and such date shall constitute the Revolver Maturity Date and the Term Loan Maturity Date (provided that in the case of the occurrence of an event set forth in Sections 11.1.5 and 11.1.6, such acceleration shall be automatic); and

          11.2.2 Pursue Remedies. The Administrative Agent may, and with the direction of the Required Lenders shall, pursue any and all remedies provided for hereunder, or under any one or more of the other Loan Documents. Except as expressly contemplated or permitted by the terms of this Credit Agreement, each Lender may exercise setoff rights as contemplated by, and pursuant to, Section 12 solely with the consent of the Required Lenders and the Administrative Agent, but not otherwise. Further, no Lender in its capacity as such, may proceed to protect and enforce its rights by suit in equity, action at law or other proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement or the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, or otherwise proceed to enforce the payment thereof or exercise any other legal or equitable right of such Lender, all such rights being delegated to the Administrative Agent in accordance with the terms of this Credit Agreement.

          11.2.3 Power of Attorney. For the purpose of exercising the rights granted by this Section, as well as any and all other rights and remedies of the Administrative Agent or the Lenders, each of the Borrowers and each Guarantor hereby irrevocably constitutes and appoints the Administrative Agent (or any agent designated by the Administrative Agent) its true and lawful attorney-in-fact, with full power of substitution, which appointment is coupled with an intent, exercisable upon and during the continuance of any Event of Default, to execute, acknowledge and deliver any instruments and to and perform any acts in the name and on behalf of the Borrowers or any Guarantor.

     11.3 Written Waivers. If a Default is waived by the Administrative Agent and/or any other Creditor Party, in accordance with the applicable provisions of
Section 23, in their sole discretion, pursuant to a specific written instrument executed by an authorized officer of such Persons, respectively, the Default so waived shall be deemed to have never occurred.

     11.4 Allocation of Proceeds. If an Event of Default shall have occurred and be continuing and the Maturity Dates have been accelerated, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder or thereunder, shall be applied in the following order and priority:

          (a) amounts due to the Administrative Agent, in its capacity as such, in respect of fees and expenses due under Section 14, or otherwise due under this Credit Agreement and the other Loan Documents;

          (b) any amounts due the other Creditor Parties pursuant to the terms of this Credit Agreement and the other Loan Documents other than principal of or interest on the Loans;

          (c) payments of interest on the Loans to be applied pro rata to each Lender and proportionately to the aggregate unpaid and accrued interest on the Revolving Loans and the Term Loan respectively;

          (d) payments of principal of the Revolving Loans and Term Loans, and any amounts due in respect of Derivative Agreements relating to the Loans, to be applied pro rata to each Lender and proportionately to the aggregate of such unpaid principal and amounts respectively;

          (e) payments of all other Obligations pro rata to each Creditor Party; and

          (f) any amount remaining after application as provided above, and after all of the Obligations have been indefeasibly paid in full, shall be paid to either Borrower or whomever else may be legally entitled thereto.

     11.5 Performance by the Administrative Agent. If either Borrower or any of the Guarantors shall fail to perform any covenant, duty or agreement contained in any of the Loan

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Documents, the Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Person after the expiration of any cure or grace periods set forth herein if and to the extent the Administrative Agent considers in its discretion that such performance is necessary or advisable in order to protect or preserve the Collateral or in order to protect against a potential Material Adverse Effect. In such event, such Person shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, the Administrative Agent shall not have any liability or responsibility whatsoever for the performance of any obligation of such Person under this Credit Agreement or any other Loan Document in the absence of its gross negligence or willful misconduct. All amounts expended by the Administrative Agent pursuant to this Section shall constitute Obligations secured by the Collateral.

     11.6 Rights Cumulative. The rights and remedies of the Administrative Agent and the other Creditor Parties under this Credit Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent and the other Creditor Parties may be selective and no failure or delay by any such Person in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                                  12. SETOFF.

Regardless of the adequacy of any collateral, if any Event of Default shall have occurred and be continuing, any deposits or other sums credited by or due from the Administrative Agent or any other Creditor Party to either Borrower or any of the Guarantors and any securities or other property of either Borrower or any of the Guarantors in the possession of the Administrative Agent or such other Creditor Party or any of their respective Affiliates may, at any time, solely with the consent of the Administrative Agent, and, with respect to such other Creditor Party with the consent of the Required Lenders, without demand or notice (any such notice being expressly waived by the Borrowers and the Guarantors), in whole or in part, be applied to or set off by the Administrative Agent or such other Creditor Party against the payment of Obligations, now existing or hereafter arising, of the Borrowers or any of the Guarantors to the Administrative Agent or such other Creditor Party regardless of the adequacy of any other collateral securing the Loans. The Administrative Agent and each of the other Creditor Parties agree with and among each other that (i) if an amount to be set off is to be applied to Indebtedness of the Borrowers or any of the Guarantors to the Administrative Agent or such other Creditor Party, such amount shall be applied ratably first to Obligations owed to the Creditor Party exercising such right of set off and pro rata to any other similarly situated Creditor Parties, and then to the Obligations owed all other Creditor Parties, including, without limitation, Reimbursement Obligations owed to the Issuing Bank or all Lenders, and (ii) if the Administrative Agent or such other Creditor Party shall receive from either Borrower or any Guarantor or any other source, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by this Credit Agreement in the name of, or constituting Reimbursement Obligations owed to, the Administrative Agent or such other Creditor Party by proceedings against a Borrower or a Guarantor at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owed to the Administrative Agent or such other Creditor Party any amount in excess of its ratable portion of the payments received by all of the Creditor Parties with respect to the debt evidenced hereby corresponding to all of the Creditor Parties, such Creditor Party will make such disposition and arrangements with the other Creditor Parties with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Creditor Party receiving in respect of the debt evidenced hereby in its name or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Creditor Party, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO THE ADMINISTRATIVE AGENT OR ANY OTHER CREDITOR PARTY EXERCISING ANY RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF EITHER BORROWER OR ANY GUARANTOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

                         13. THE ADMINISTRATIVE AGENT.

     13.1 Authorization.

          13.1.1 Authorization to Act. The Administrative Agent is authorized to take such action on behalf of each of the Creditor Parties and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Creditor Parties, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral granted pursuant to the Loan Documents, and no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

          13.1.2 Independent Contractor. The relationship between the Administrative Agent and each of the Creditor Parties is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Creditor Parties. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Creditor Parties.

          13.1.3 Representative. As an independent contractor empowered by the Creditor Parties to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless

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     a "representative" of the Creditor Parties, as that term is defined in
     Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Creditor Parties and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party," "pledgee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, pledges, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Creditor Parties and the Administrative Agent.

          13.1.4 Regarding Collateral. The Administrative Agent is authorized and directed by the Creditor Parties to consent to any sale or other disposition of Collateral permitted to be sold or disposed of hereunder, and to release its liens on such Collateral, and the Administrative Agent is authorized to rely on a certification from the Borrowers that such sale or disposition is permitted hereunder.

     13.2 Employees, Advisors and the Administrative Agent. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers pursuant to Section 14.

     13.3 No Liability. Neither the Administrative Agent (in its capacity as Administrative Agent) nor any of its Related Parties nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable to any Creditor Party for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence. Each of the Issuing Bank and the Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as they reasonably deem appropriate or it shall first be indemnified to its reasonable satisfaction by the other Creditor Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank and the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Creditor Parties and all future holders of a Commitment or of a Letter of Credit Participation.

     13.4 No Representations.

          13.4.1 General. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Letters of Credit, any

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     Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for any of the Loan Documents, or for the value of any such collateral security or for the validity, enforceability, or collectibility of any such amounts owing with respect to any of the Loan Documents, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers, the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for any of the Loan Documents or to inspect any of the properties, books or records of the Borrowers, the Guarantors or any of their respective Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any Guarantor shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Creditor Parties, with respect to the creditworthiness or financial conditions of the Borrowers, any Guarantor or any of their Subsidiaries. Each Creditor Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Creditor Party, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement, the other Loan Documents and the transactions contemplated hereby.

          13.4.2 Closing Documentation, Etc. For purposes of determining compliance with the conditions set forth in Section 7, each Creditor Party that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent to such Creditor Party for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Creditor Party.

     13.5 Payments.

          13.5.1 Payments to Administrative Agent. A payment by the Borrowers to the Administrative Agent hereunder or under any of the other Loan Documents for the account of any Creditor Party shall constitute a payment to such Creditor Party. The Administrative Agent agrees promptly to distribute to each Creditor Party such Creditor Party's pro rata share of payments received by the Administrative Agent for the account of such Creditor Party except as otherwise expressly provided herein or in any of the other Loan Documents.

          13.5.2 Distribution by Administrative Agent. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder or under any of the other Loan Documents might expose it to any liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          13.5.3 Delinquent Lenders. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Administrative Agent its pro rata share of any Loan, to acquire its pro rata share of any Swingline Loan, or to pay any Letter of Credit Participation in accordance with the terms of this Credit Agreement or (ii) to comply with the provisions of
     Section 12 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent and shall be deemed a Delinquent Lender (a "Delinquent Lender") until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Swingline Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining applicable non-delinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans, Swingline Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the applicable non-delinquent Lenders in proportion to their respective pro rata shares of all applicable outstanding Loans, Swingline Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all applicable outstanding Loans, Swingline Loans and Unpaid Reimbursement Obligations of the non-delinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans, Swingline Loans and Unpaid Reimbursement Obligations have returned to the respective Revolving Loan Commitment Percentages or Term Loan Commitment Percentages, as the case may be, of all the Lenders without giving effect to the nonpayment causing such delinquency.

          13.5.4 Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent, the Book Managers and the Arrangers, and the Revolving Credit Lenders ratably agree hereby to indemnify and hold harmless the Issuing Bank and the Swingline Lender, from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent, the Issuing Bank, the Swingline Lender, the Book Managers and/or the Arrangers have not been reimbursed by the Borrowers as required by Section 14 and indemnifications pursuant to
     Section 15), and liabilities of every nature and character arising out of or related to this Credit Agreement or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's, the Issuing Bank's, the Swingline Lender's, the Book Managers' or the Arrangers' actions taken hereunder or thereunder, except to the extent that any of the same shall be paid by or on behalf of the Borrowers or caused by the Administrative Agent's, the Issuing Bank's the Swingline Lender's, the Book Managers' or the Arrangers' willful misconduct or gross negligence.

     13.6 Administrative Agent as Lender and Issuing Bank. In its individual capacity, Bank of America shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it and as the purchaser of any Letter of Credit Participation as it would have were it not also the Administrative Agent, Swingline Lender or Issuing Bank.

     13.7 Resignation. The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Creditor Parties and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default shall have occurred and be continuing, such successor Administrative Agent shall be acceptable to the Borrowers, provided that the Borrowers shall not unreasonably withhold, condition or delay any such acceptance. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Creditor Parties, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A by S&P or its equivalent by another nationally recognized rating agency. Unless a Default shall have occurred and be continuing, such successor Administrative Agent shall be acceptable to the Borrowers, provided that the Borrowers shall not unreasonably withhold, condition or delay any such acceptance. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. Any resignation by Bank of America, as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swingline Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (b) the retiring Issuing Bank and Swingline Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit, and (d) the successor Swingline Lender shall advance Swingline Loans to repay the retiring Swingline Lender to effectively assume the obligations of the retiring Swingline Lender with respect to such Swingline Loans.

     13.8 Notification of Defaults. Each Creditor Party hereby agrees that, upon learning of the existence of a Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this Section it shall promptly notify the other Creditor Parties of the existence of such Default.

     13.9 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations and the Maturity Dates shall have occurred, the Administrative Agent may if it so elects and, shall if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Loan Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     13.10 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial, administrative or like proceeding or any assignment for the benefit of creditors relative to either Borrower, any Guarantor or any of the Pledged Entities, the Administrative Agent (irrespective of whether the principal of any Loan or Reimbursement Obligation shall then be due and payable as herein expressed or by declaration, by operation of the terms of Section 11.2.1, or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding, under any such assignment or otherwise:

               (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Creditor Parties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Creditor Parties and the Administrative Agent under Sections 5.6, 6.1, and 14) allowed in such proceeding or under any such assignment; and

               (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with the terms of this Credit Agreement.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding or under any such assignment is hereby authorized by each Creditor Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Creditor Parties, nevertheless to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 5.6, 6.1, and 14).

Nothing contained herein shall authorize the Administrative Agent to consent to or accept or adopt on behalf of any Creditor Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owed to such Creditor Party or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding or under any such assignment.

                                 14. EXPENSES.

The Borrowers agree to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) without duplication of any amounts paid by the Borrowers pursuant to Section 6.3, any Taxes (including any interest and penalties in respect thereto) payable by any of the Creditor Parties or the Arrangers (other than Excluded Taxes) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Creditor Parties and the Arrangers with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Administrative Agent's counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, negotiation, execution, delivery, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, amendments, modifications, restatements, approvals, consents or waivers hereto or hereunder, and proposed amendments, modifications, restatements, approvals, consents or waivers hereto or hereunder, (iv) the reasonable fees, expenses and disbursements of the Administrative Agent and the Arrangers incurred by the Administrative Agent and the Arrangers in connection with the preparation and syndication of the Loan Documents and other instruments mentioned herein, including, without limitation, collateral examination, legal fees, appraisal expenses and environmental audits, (v) the reasonable fees, expenses and disbursements of the Administrative Agent and the Arrangers incurred by the Administrative Agent and the Arrangers in connection with the administration or interpretation of the Loan Documents and other instruments mentioned herein, including, without limitation, collateral examination and appraisal expenses,(vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any of the Creditor Parties or the Arrangers in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against any of the Guarantors, the Borrowers or any of their respective Subsidiaries or the administration thereof after the occurrence of a Default, and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Creditor Party's or the Arrangers' relationship with any of the Borrowers, the Guarantors, or any of their respective Subsidiaries, unless such Creditor Party or either of the Arrangers, as applicable, is conclusively determined by a final order of a court of competent jurisdiction to have breached its obligations hereunder, (vii) any reasonable and customary fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by any of the Creditor Parties or the Arrangers or any of their Affiliates in establishing, maintaining or handling of any accounts for the collection, application or disposition of any of the Collateral, and (viii) all reasonable fees, expenses and disbursements of the Creditor Parties or the Arrangers incurred in connection with UCC searches, and UCC filings. The Borrowers and the Guarantors authorize the Creditor Parties and the Arrangers to debit any account maintained by either Borrower or a Guarantor, with a Creditor

Party or an Arranger or with any of their Affiliates, in payment of amounts due hereunder. The covenants of this Section shall survive payment or satisfaction of all other Obligations.

                              15. INDEMNIFICATION.

The Borrowers and the Guarantors agree jointly and severally to indemnify and hold harmless the Creditor Parties, the Book Managers and the Arrangers together with each of their Affiliates and their Related Parties, from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(i) any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) the reversal or withdrawal of any provisional credits granted by any Creditor Party or the Arrangers, or any of their Affiliates upon the transfer of funds from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (iii) the Borrowers, the Guarantors or any of their respective Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents, (iv) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrowers, the Guarantors or any of their respective Subsidiaries, or (v) with respect to the Borrowers, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any environmental law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any hazardous substances or any action, suit, proceeding or investigation brought or threatened with respect to any hazardous substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such event, circumstances, investigation, litigation or other proceeding, provided, however, that the Borrowers and Guarantors shall not be liable to the Creditor Parties or the Arrangers, any of their Affiliates or any of their Related Parties for any of the foregoing to the extent that they arise from such Person's gross negligence or willful misconduct as determined by final order of a court of competent jurisdiction. In litigation, or the preparation therefor, the Creditor Parties, the Book Managers and the Arrangers shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers and Guarantors agree to pay promptly the reasonable fees and expenses of such counsel. If and to the extent that the obligations of either Borrower or any Guarantor under this Section are unenforceable for any reason, the Borrowers and Guarantors hereby jointly and severally agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section shall survive payment or satisfaction in full of all other Obligations. Each of the Creditors Parties and the Arrangers agree to promptly notify the Borrowers of any such claim, action, suit, liability, loss, damage or expense after becoming aware of the same; provided that the failure to provide such notice shall not affect the Borrowers' and Guarantors' obligations under this Section.

         16. SURVIVAL OF COVENANTS, JOINT AND SEVERAL OBLIGATIONS, ETC.

     16.1 Survival. All covenants, agreements, representations and warranties made herein, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers, the Guarantors or any of their respective Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Creditor Parties, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any Obligation due under this Credit Agreement or any of the other Loan Documents remains outstanding or any obligation to make any Loans or any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Creditor Party at any time by or on behalf of the Borrowers, the Guarantors or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers, the Guarantors or such Subsidiary hereunder.

     16.2 Joint and Several Obligations. All of the Obligations shall be the individual, as well as the joint and several, obligation, responsibility, commitment and liability of each of the Borrowers and the Guarantors.

                       17. ASSIGNMENT AND PARTICIPATION.

     17.1 General Conditions. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any of the Guarantors may assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may, and the Swingline Lender may not, assign or otherwise transfer any of its rights or obligations hereunder except
(a) to an Eligible Assignee in accordance with the provisions of Section 17.2,
(b) by way of participation in accordance with the provisions of Section 17.4 or
(c) by way of pledge or assignment of a security interest subject to the restrictions of Section 17.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 17.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any of the other Loan Documents.

     17.2 Assignments. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Revolving Loan Commitment or Term Loan Commitment, and the Loans at the time owing to it); provided that:

          17.2.1 Minimum Assignments. Any Assignment of any Revolving Loan Commitment shall be for a minimum amount of such Revolving Loan Commitment of $5,000,000; and any assignment of any Term Loan Commitment shall be for a minimum amount of such Term Loan Commitment of $1,000,000.

          17.2.2 Deliverables. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance substantially in the form and content of Exhibit 17.2.2 (an "Assignment and Acceptance"), together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in such substance and form, and providing such information, as the Administrative Agent may require from time to time.

          17.2.3 Joinder. Subject to acceptance and registering thereof by the Administrative Agent pursuant to Section 17.3, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Acceptance have the rights and obligations of a Lender, or, if applicable, the Swingline Lender, under this Credit Agreement, and the assigning Lender or Swingline Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations as such under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Person's rights and obligations under this Credit Agreement, such Person shall cease to be a party hereto) but shall continue to be entitled to the benefits of (i) Sections 6.3, 6.8, 6.9 and 6.12 with respect to facts and circumstances occurring prior to the effective date of such assignment and (ii) Section 15 notwithstanding such assignment. Any assignment or transfer by a Lender or the Swingline Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Person of a participation in such rights and obligations in accordance with Section 17.4.

     17.3 Register; Accounts. The Administrative Agent will maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it, and Schedule 2 as a register for the recordation of the names and addresses of the Lenders, the Swingline Lender and the Issuing Bank, and the Commitments and Commitment Percentages of each Lender. The Administrative Agent will also maintain accounts reflecting principal amounts of the Revolving Loans and Term Loan owing to each Lender pursuant to the terms hereof from time to time, payments made on such Loans and other appropriate debits and credits (the "Revolving Loan Account" and the "Term Loan Account," respectively and, collectively with Schedule 2, the "Register"). The Administrative Agent may unilaterally, from time to time, revise the Register so as to update the information set forth thereon (including, without limitation, as a result of any exercise of the Accordion Option pursuant to Section 2.5 and any reductions of Commitments pursuant to Section 2.6, as well as arising out of the execution and delivery of any Assignment and Acceptance); and the entries in the Register shall be conclusive absent manifest error. The Borrowers, the Guarantors, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders may treat each Person whose name is recorded as a Lender in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank, the Swingline Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     17.4 Participations. Any Lender may at any time, without the consent of, or notice to, either Borrower, any Guarantor, or any of the other Creditor Parties, sell participations to any Person (other than a natural person) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (a) such Lender's obligations under this Credit Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) the Borrowers, the Guarantors and the other Creditor Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement in accordance with the terms of this Credit Agreement; provided that such agreement or instrument may provide that, solely as between such Lender and the Participant, such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such Participant, reduce the amount of any Closing Fee or Letter of Credit Fees to which such Participant is entitled or extend any regularly scheduled payment date for principal or interest. Subject to Section 17.5, the Borrowers and the Guarantors agree that each Participant shall be entitled to the benefits of Sections 6.3, 6.8, 6.9 and 6.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 17.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 12 as though it were a Lender, provided such Participant agrees to be subject to Section 12 as though it were a Lender.

     17.5 Payments to Participants. A Participant shall not be entitled to receive any greater payment under Sections 6.3, 6.8, 6.9 and 6.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

     17.6 Miscellaneous Assignment Provisions. A Lender may at any time grant a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including without limitation (a) any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341 and (b) with respect to any Lender that is a Fund, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such Fund as security for such obligations or securities or any institutional custodian for such Fund or for such lender; provided that no such grant shall release such Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of either Borrower, any Guarantor, the Administrative Agent, the Swingline Lender or the Issuing Bank hereunder.

     17.7 Assignee or Participant Affiliated with CHC. If any assignee Lender is an Affiliate of either Borrower or any of the Guarantors, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests or giving directions to the Administrative Agent pursuant to Section 11.2.1 or Section 23, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a Participant, and such Participant is an Affiliate of either Borrower or any of the Guarantors, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to
Section 11.2.1 or Section 23 to the extent that such participation is beneficially owned by either Borrower or any of the Guarantors or any of their respective Affiliates, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation.

     17.8 Recordation in Register. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with a copy of any Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the other Creditor Parties by issuance of an updated Schedule 2.

                               18. NOTICES, ETC.

Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or any Letter of Credit Applications shall be in writing and shall be
(i) delivered in hand, (ii) mailed by United States registered or certified first class mail, postage prepaid, (iii) sent by overnight courier, or (iv) sent by telegraph, telecopy, facsimile, email or telex and confirmed by delivery via courier or postal service, addressed as follows:

if to either Borrower or any of the Guarantors, c/o CHC at 625 Madison Avenue, New York, NY 10022 Attention: Robert L. Levy, Senior Vice President, facsimile no. 212-593-5796, email rlevy@chartermac.com, or at such other U.S. address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice; with a copy to Paul Hastings, Janofsky & Walker LLP, 75 E. 55th Street, New York, New York 10022, Attention: Leslie A. Plaskon, Esq., facsimile no. 212-319-4090, email: leslieplaskon@paulhastings.com;

if to the Administrative Agent, at One Federal Street, Mail Code: MA5-503-04-16, Boston, MA 02110, USA, Attention: John F. Simon, Senior Vice President, facsimile no. 617-346-4670, email: John.F.Simon@bankofamerica.com, with a copy to Sheri Starbuck, Agency Management, Bank of America, N.A., TX 1-492-14-11, 901 Main Street, Dallas, TX 75202, facsimile no. 214-290-8392, e-mail:
Sheri.Starbuck@bankofamerica.com, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and if to the Issuing Bank, Swingline Lender, or any Lender, at the Issuing Bank's, Swingline Lender's or such Lender's address for its Domestic Lending Office set forth on Schedule 2 hereto, or such other address for notice as such Creditor Party shall have last furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier, email or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such email or facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                     19. GOVERNING LAW; JURISDICTION; VENUE.

THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE PARTIES HERETO AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THE STATE OF NEW YORK, OR ANY FEDERAL COURT SITTING THEREIN, AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH PARTY BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 18. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                 20. HEADINGS.

The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                               21. COUNTERPARTS.

This Credit Agreement and any amendment, modification or restatement hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment, waiver or restatement hereto shall be as effective as an original executed counterpart hereof or of such amendment, waiver or restatement and shall be considered a representation that an original executed counterpart hereof or such amendment, waiver or restatement as the case may be, will be delivered.

                           22. ENTIRE AGREEMENT, ETC.

     22.1 Entire Agreement. The Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in the Loan Documents.

     22.2 Additional Guarantors and Pledged Entities. The Administrative Agent may unilaterally, from time to time, revise Schedule 1 attached hereto so as to reflect the addition or removal of Persons from the definition of Guarantors and Pledged Entities. The Schedule 1 provided by the Administrative Agent from time to time shall be conclusively presumed to be true, accurate correct, and binding upon all of the parties hereto, in the absence of manifest error.

                    23. CONSENTS, AMENDMENTS, WAIVERS, ETC.

     23.1 General Rule. Any consent or approval required or permitted by this Credit Agreement to be given by all of the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by either Borrower, any of the Guarantors or any of their respective Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders. Notwithstanding the foregoing, no consent, approval, amendment, modification or waiver shall:

          23.1.1 Affected Lenders. Without the written consent of each Borrower, each Guarantor and each Lender directly affected thereby:

                    (a) reduce or forgive the principal amount of any Loans or
               Reimbursement Obligations, or reduce the rate of interest on the Loans or the amount of the Closing Fees or Letter of Credit Fees (other than interest accruing pursuant to Section 6.13 following the effective date of any waiver by the Required Lenders of the Event of Default relating thereto);

                    (b) increase the amount of the Total Commitment (except upon the due exercise of the Accordion Option in accordance with the terms of Section 2.5) or any Lender's Revolving Loan Commitment or Term Loan Commitment (except upon an assignment in accordance with the terms of Section 17) or extend the expiration date of the Total Commitment or any Lender's Revolving Loan Commitment or Term Loan Commitment;

                    (c) postpone or extend either the Revolver Maturity Date or the Term Loan Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, any portion of the Loans or Reimbursement Obligations or any fees or other amounts payable to such Lender or waive any Event of Default relating thereto (it being understood that (i) a waiver of the application of the Default Rate, (ii) any vote to accelerate or to rescind any acceleration made pursuant to Section 11.2.1 of amounts owing with respect to the Loans and other Obligations and (iii) any modifications of the provisions relating to amounts or timing of prepayments of Loans and other Obligations shall require only the approval of the Required Lenders); or

                    (d) release the Borrowers from any Obligations consisting of principal, interest, fees, reimbursement obligations, expenses, or indemnities, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guaranty obligations under the Guaranties (excluding, if either Borrower, any Guarantor or any of their Subsidiaries becomes a debtor under the federal Bankruptcy Code, the release of "cash collateral," as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders);

          23.1.2 All Lenders. Without the written consent of all of the Lenders,
     (a) amend or waive this Section or the definition of Required Lenders, or
     (b) amend or waive Section 11.4;

          23.1.3 Administrative Agent, Issuing Bank and Swingline Lender. Without the written consent of the Administrative Agent, and, to the extent affected thereby, the Issuing Bank and the Swingline Lender, amend or waive
     Section 2.4, Section 5, Section 13, the amount or time of payment of the Administrative Agent's Fee or any Letter of Credit Fees payable for the Administrative Agent's or the Issuing Bank's account or any other provision applicable to the Administrative Agent, the Issuing Bank or the Swingline Lender; or

          23.1.4 Upon Change in Administrative Agent, Swingline Lender or Issuing Bank. In the event of any change in the Person acting as the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder, without the written consent of the Person formerly acting as such, amend or waive any provision of this Credit Agreement accruing to the benefit of such Person in respect of all actions taken or omitted to be taken by either of them prior to such change.

     23.2 Waivers. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers or any Guarantor shall entitle such Person to other or further notice or demand in similar or other circumstances.

     23.3 Reasonable Cooperation by Creditor Parties. If and to the extent that the written consent of the Required Lenders, all of the Lenders, the Swingline Lenders or the Issuing Bank, respectively, is required to take any of the actions contemplated by this Section, and the

Administrative Agent has given such consent, none of the other Creditor Parties entitled to give or withhold their consent shall unreasonably withhold, condition or delay its decision regarding the giving of any such consent.

                               24. SEVERABILITY.

The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction under particular circumstances, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and under such circumstances, and shall not in any manner affect such clause or provision in any other jurisdiction or other circumstances, or any other clause or provision of this Credit Agreement in any jurisdiction. The parties agree that they will negotiate in good faith to replace any provision hereof so held invalid or unenforceable with a valid provision which is as similar as possible to the invalid or unenforceable provision.

                              25. CONFIDENTIALITY.

     25.1 Confidentiality. During such period as any of the Loans remain outstanding and are not then due and payable and any of the Commitments remain in effect, and for six months thereafter, each of the Creditor Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective Related Parties in connection with this Credit Agreement and the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) to the extent required to exercise any remedies hereunder or under any other Loan Document or to take any action or proceeding relating to this Credit Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to either Borrower or a Guarantor and their respective Obligations, (g) with the consent of CHC or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Creditor Party or any of their respective Affiliates on a nonconfidential basis from a source other than either Borrower or a Guarantor.

     25.2 Definition of Information. For purposes of this Section, "Information" means all confidential information received from either Borrower or any Guarantor relating to either Borrower, any Guarantor or any Pledged Entity or any of their respective businesses, other than any such information that is available to any Creditor Party or an Affiliate of such Creditor Party on a nonconfidential basis prior to disclosure by either Borrower, any Guarantor or any Pledged Entity, or subsequently becomes available on such basis. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     25.3 Compliance Standard. Each of the Creditor Parties acknowledges that
(a) the Information may include material non-public information concerning the Borrowers, the Guarantors, and their Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including federal and state securities laws. To the extent practicable and possible in compliance with applicable law, regulation, proceeding or court order, each of the Creditor Parties shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Creditor Party by such governmental agency) or pursuant to legal process.

     25.4 Intralinks and Public Lenders. The Borrowers and the Guarantors hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the other Creditor Parties materials and/or information provided by or on behalf of the Borrowers and the Guarantors hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a "Public Lender"). The Borrowers and the Guarantors hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrowers and the Guarantors shall be deemed to have authorized the Creditor Parties and the Arrangers to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers and the Guarantors or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in this Section); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor"; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

                              26. USA PATRIOT ACT.

Each Creditor Party hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of the Borrowers and other information that will allow such Creditor Party to identify the Borrowers in accordance with the Act.

                  27. NO ADVISORY OR FIDUCIARY RESPONSIBILITY.

In connection with all aspects of each transaction contemplated hereby, the Borrowers and the Guarantors acknowledge and agree, and acknowledge their respective Affiliates' understanding, that: (i) the Loans provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver, restatement or other modification hereof or of any other Loan Document) are an arm's-length commercial transaction between the Borrowers, the Guarantors and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, and the Borrowers and the Guarantors are each capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver, restatement or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each Arranger is and has been acting solely as a principal and is not the agent, fiduciary, or (other than with respect to investment banking services provided by UBS to the Borrowers in connection with the ARCap Acquisition (the "Advisory Services")) financial advisor for the Borrowers, the Guarantors or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor the Arrangers have assumed or will assume an agency, fiduciary, or (except for the Advisory Services) advisory responsibility in favor of the Borrowers or any Guarantor, or any of their respective Affiliates, with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, restatement, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Arranger has advised or is currently advising either Borrower, any Guarantor or any of their respective Affiliates on other matters) and neither the Administrative Agent nor the Arrangers have any obligation to either Borrower, any Guarantor or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents (or arising out of or relating to the Advisory Services); (iv) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the Guarantors or their respective Affiliates, and neither the Administrative Agent nor the Arrangers have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver, restatement or other modification hereof or of any other Loan Document) and the Borrowers and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each of the Borrowers and the Guarantors hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

                      28. DESIGNATION OF PERMITTED LIENS.

The designation of a Lien as a Permitted Lien is not, and shall not be deemed to be, an acknowledgment by any Creditor Party to any Person that the Lien shall have priority over any

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Lien of the Administrative Agent granted in any Loan Document for the benefit of the other Creditor Parties.

                           29. WAIVER OF JURY TRIAL.

EACH PARTY HERETO MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM BASED HEREON ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Borrower and each Guarantor (i) certifies that no representative, agent or attorney of any Creditor Party has represented, expressly or otherwise, that such Creditor Party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that this waiver constitutes a material inducement for the Creditor Parties to execute this Credit Agreement and make the Loans and issue Letters of Credit.

                        [Signatures Appear on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                                              BORROWERS:

                                              CHARTERMAC


                                              By: /s/ Marc Schnitzer
                                                 Name: Marc Schnitzer
                                                 Title: Chief Executive Officer

                                              CHARTER MAC CORPORATION


                                              By: /s/ Marc Schnitzer
                                                 Name: Marc Schnitzer
                                                 Title: Chief Executive Officer


                                              GUARANTORS:

                                              CHARTERMAC CAPITAL COMPANY, LLC

                                              By: /s/ Marc Schnitzer
                                                 Name: Marc Schnitzer
                                                 Title: Chief Executive Officer

                                              CHARTERMAC CAPITAL LLC

                                              By: /s/ Marc Schnitzer
                                                 Name: Marc Schnitzer
                                                 Title: Chief Executive Officer

                                              CM ARCAP INVESTORS LLC

                                              By: /s/ Marc Schnitzer
                                                 Name: Marc Schnitzer
                                                 Title: Chief Executive Officer


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                                              CM HOLDING TRUST

                                              By: /s/ Marc Schnitzer
                                                 Name: Marc Schnitzer
                                                 Title: Chief Executive Officer

                                              CM HOLDING TRUST II

                                              By: /s/ Marc Schnitzer
                                                 Name: Marc Schnitzer
                                                 Title: Chief Executive Officer



















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                                              ARCAP INVESTORS, L.L.C.

                                              By:/s/ James L. Duggins
                                                 Name: James L. Duggins
                                                 Title: President

                                              ARCAP REIT, INC.

                                              By:/s/ James L. Duggins
                                                 Name: James L. Duggins
                                                 Title: President

                                              ARCAP SERVICING, INC.

                                              By:/s/ James L. Duggins
                                                 Name: James L. Duggins
                                                 Title: President

                                              ARCAP FINANCE CORPORATION

                                              By:/s/ James L. Duggins
                                                 Name: James L. Duggins
                                                 Title: President





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                                              AGENTS, ADMINISTRATIVE AGENT AND
                                              LENDERS:

                                              BANK OF AMERICA, N.A., as an
                                              Agent, as the Administrative
                                              Agent, as the Issuing Bank, as the
                                              Swingline Lender, and as a Lender

                                              By:/s/ John F. Simon
                                                 Name: John F. Simon
                                                 Title: Senior Vice President

                                              UBS LOAN FINANCE LLC, as a Lender

                                              By:/s/ Richard L. Tavrow
                                                 Name: Richard L. Tavrow
                                                 Title: Director, Banking
                                                        Products Services, US

                                              By:/s/ Irja R. Otsa
                                                 Name: Irja R. Otsa
                                                 Title: Associate Director,
                                                        Banking Products
                                                        Services, US


                                              UBS SECURITIES LLC, as an Agent

                                              By:/s/ Lauren Clancy
                                                 Name: Lauren Clancy
                                                 Title: Director

                                              By:/s/ Kenneth L. Gayron
                                                 Name: Kenneth L. Gayron
                                                 Title: Executive Director






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